UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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United National Group, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED NATIONAL GROUP, LTD.

Walker House, 87 Mary Street

P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 4, 2004

TIME	5:00 p.m., local time, on Tuesday, May 4, 2004.

PLACE	The Westin Casuarina Resort and Spa, Seven Mile Beach, Grand Cayman, Cayman Islands.

ITEMS OF BUSINESS	(1) To elect ten directors of United National Group, Ltd. to hold office as specified in the Proxy Statement.

(2) To approve our Share Incentive Plan.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2004 and to authorize our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

(4) To act on various matters concerning certain of our non-U.S. subsidiaries.

(5) To transact such other business as may properly be brought before the Annual General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on March 31, 2004 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

DAVID R. BRADLEY
Chief Executive Officer

April 9, 2004

i

UNITED NATIONAL GROUP, LTD.

Walker House, 87 Mary Street

P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands
www.ungl.ky

PROXY STATEMENT

April 9, 2004

      The Annual General Meeting of Shareholders of United National Group, Ltd. will be held at The Westin Casuarina Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, at 5:00 p.m., local time, on Tuesday, May 4, 2004. We are mailing this Proxy Statement on or about April 12, 2004 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2003 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

      Our Board of Directors has fixed the close of business on March 31, 2004 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournment or postponement thereof. On the record date, 15,569,662 Class A common shares and 12,687,500 Class B common shares were outstanding.

VOTING AND REVOCABILITY OF PROXIES

      It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

      On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.

      The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. Our directors are elected by a plurality of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. Approval of Proposals Two and Three require the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected. With respect to the proposals concerning certain of our non-U.S. subsidiaries, our Board of Directors will cause our corporate representative or proxy to vote the shares of these subsidiaries, Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company (Bermuda), Ltd., and Wind River Services, Ltd., in the same proportion as the votes received at the Annual General Meeting from our shareholders on these proposals.

      If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

      You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the election of all nominees for director of United National Group, Ltd. named herein.

•	“FOR” the approval of our Share Incentive Plan.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2004 and the authorization of our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

•	“FOR” each of the various matters concerning certain of our non-U.S. subsidiaries, including the election of all nominees for director named herein of Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company (Bermuda), Ltd., and Wind River Services, Ltd.

      Except as discussed under “Proposal Four — Various Matters Concerning Certain of Our Non-U.S. Subsidiaries,” if any other business is brought before the Annual General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Annual General Meeting and giving notice of revocation. Attendance at the Annual General Meeting, by itself, will not constitute revocation of a proxy.

      We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE — ELECTION OF OUR DIRECTORS

      Our amended and restated articles of association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of eleven directors. Pursuant to an Amended and Restated Shareholders Agreement dated as of December 15, 2003 among United National Group, Ltd., Fox Paine & Company, and the Ball family trusts (the “Shareholders Agreement”), we have agreed to maintain the current size of our Board of Directors at eleven directors. The Board of Directors has nominated ten persons for election as directors whose terms will expire at the 2005 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. An election for an eleventh member of our Board of Directors will not be held at the Annual General Meeting, which means there will continue to be one vacancy on our Board of Directors. This vacancy may be filled upon appointment by our Board of Directors. Your shares cannot be voted for a greater number of persons than the number of nominees named herein. If any of the nominees becomes unable to or declines to serve as a director, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board of Directors may nominate.

Nominees for Director

      Set forth below is biographical information concerning the persons nominated for election as directors of United National Group, Ltd.:

      Saul A. Fox, 50, has served as a director on our Board of Directors since August 2003, as our Chairman since September 2003, and as Chief Executive of Fox Paine & Company since he co-founded Fox Paine & Company in 1997. Prior to founding Fox Paine & Company, Mr. Fox was general partner with Kohlberg, Kravis & Roberts & Co. During his thirteen years with Kohlberg, Kravis & Roberts & Co., Mr. Fox led a focused investment effort in the global insurance and reinsurance sectors. This effort included the 1992 acquisition of American Reinsurance Corp. and the 1995 acquisition of Canadian General Insurance Company. Mr. Fox was Chairman of the Executive Committee of the Board of Directors for both companies. Prior to joining Kohlberg, Kravis & Roberts & Co., Mr. Fox was an attorney specializing in tax, business law, and mergers and acquisitions, and participated significantly in law firm management at Latham & Watkins LLP, an international law firm headquartered in Los Angeles, California. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is a director of Alaska Communications Systems Holdings, Inc. and a member of the Board of Overseers, University of Pennsylvania Law School. Mr. Fox was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      David R. Bradley, 54, has been our Chief Executive Officer since November 2003 and has been a director on our Board of Directors since December 2003. Prior to joining us, Mr. Bradley was an Executive Vice President at Hartford Fire, the property and casualty arm of The Hartford Financial Services Group, Inc., where he served from 1971 through 2002. From 1990 through 2002, Mr. Bradley also served as the President of Hartford Specialty Company where he managed over 2,000 employees and had responsibility for all excess and surplus lines property and casualty business, fidelity and surety bond lines, directors and officers and errors and omissions liability, and agricultural lines. The specialty business represented approximately $1.7 billion of gross written premium in aggregate. Mr. Bradley began his career as an actuary with The Hartford and spent 13 years in various positions in specific underwriting and actuarial training, implementation, and management. Mr. Bradley received a B.S. in Applied Mathematics from Brown University in 1971.

      Troy W. Thacker, 31, has served as a director on our Board of Directors since August 2003. He also currently serves as our Vice Chairman and as a Director at Fox Paine & Company since 2001. Prior to joining Fox Paine & Company, Mr. Thacker was an investment professional at Gryphon Investors, Inc., a San Francisco, California based private equity firm, which he joined after receiving his M.B.A. from Harvard Business School in 2000. From 1997 through 1998, Mr. Thacker was employed by SCF Partners, a private equity firm, and from 1995 through 1997, Mr. Thacker was an analyst at Morgan Stanley & Co. Mr. Thacker received a B.S. in Chemical Engineering from Rice University in 1995. Mr. Thacker was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      W. Dexter Paine, III, 43, has served as a director on our Board of Directors since September 2003 and as President of Fox Paine & Company since he co-founded Fox Paine & Company in 1997. From 1994 through 1997, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine received a B.A. in Economics from Williams College in 1983. Mr. Paine is Chairman of the Board of Directors of WJ Communications, Inc. and a director of Alaska Communications Systems Holdings, Inc. and of Maxxim Medical Inc. Mr. Paine was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      Angelos J. Dassios, 29, has served as a director on our Board of Directors since September 2003 and as a Vice President at Fox Paine & Company since 2002. Prior to joining Fox Paine & Company, Mr. Dassios was an associate in the Principal Investment Area from 1998 through 2002, and an analyst in both the Principal Investment Area and the Investment Banking Division from 1996 through 1998, of Goldman, Sachs & Co. Mr. Dassios received an A.B. in Applied Mathematics from Dartmouth College in 1996 (summa cum laude, Phi Beta Kappa). Mr. Dassios was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      Michael J. McDonough, 30, has served as a director on our Board of Directors since December 2003 and as a Vice President of Fox Paine & Company since 2003. Mr. McDonough was an investment professional at J.W. Childs Associates L.P., a Boston, Massachusetts based private equity firm, from 1999 to 2001. Mr. McDonough was an analyst at Donaldson, Lufkin & Jenrette from 1998 to 1999, and prior to that was an analyst at J.P. Morgan from 1996 to 1998. Mr. McDonough received an A.B. in Classics and Economics from Cornell University in 1996 (summa cum laude, Phi Beta Kappa) and both an M.B.A. and an M.S.E. from Stanford University in 2003. Mr. McDonough was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      Russell C. Ball, III, 38, has served as a director on our Board of Directors since September 2003 and as the Chief Executive Officer of The AMC Group, L.P. since 1993. The AMC Group is a privately-owned limited partnership that provides services under a management agreement to interests of the Ball family trusts in manufacturing, franchising, insurance and real estate enterprises. Mr. Ball received a B.A. in History from Harvard University in 1988 and an M.B.A. from Pennsylvania State University in 1992. Mr. Ball was nominated for election as a director by the Ball family trusts pursuant to their rights under the Shareholders Agreement.

      John J. Hendrickson, 43, has served as a director on our Board of Directors since December 2003. He is a Managing Director with Fox-Pitt, Kelton Inc., the investment banking subsidiary of Swiss Re. Since 1995, he has held various positions within Swiss Re including as head of Swiss Re’s merchant banking division from 1998 to 2003, during which period he was a member of the Executive Board of Swiss Re, and as founding partner of Securitas Capital, the private equity unit of Swiss Re, from 1995 to 1998. From 1985 to 1995, Mr. Hendrickson held various positions within the investment banking division at Smith Barney. Mr. Hendrickson is a director of Atradius, a trade credit insurance company headquartered in Amsterdam and is also a director of Allied World Assurance Holdings, Ltd., a property and casualty insurance and reinsurance company based in Bermuda. He serves as Trustee of the San Francisco Opera, and is a member of the Board of Overseers of St. John’s University School of Risk Management. Mr. Hendrickson received a B.A. in History and an M.S. in Industrial Engineering from Stanford University in 1983. Mr. Hendrickson was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      Edward J. Noonan, 45, has served as a director on our Board of Directors since December 2003. Mr. Noonan retired from American Re-Insurance Corporation in 2002. Mr. Noonan worked with American Re-Insurance from 1983 until March 2002. He served as President and Chief Executive Officer of that company from March 1997 through March 2002. Mr. Noonan also served as Chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Prior to joining American Re-Insurance, Mr. Noonan worked at Swiss Reinsurance from 1979 to 1983. Mr. Noonan received a B.S. in Finance from St. John’s University in 1979 (cum laude). Mr. Noonan is also a director of the St. Mary Medical Center Foundation.

      Kenneth J. Singleton, 52, has served as a director on our Board of Directors since April 2004 and as the C.O.G. Miller Distinguished Professor of Finance at the Graduate School of Business, Stanford University since 1987. His professional awards include the Smith-Breeden Distinguished Paper Prize from the Journal of Finance, the Frisch Prize from the Econometric Society, and the Irving Fisher Dissertation Award. He was named fellow of the Econometric Society in 1988 and of the Journal of Econometrics in 1998, and has been a research associate at the National Bureau of Economic Research since 1982. Mr. Singleton received his bachelor’s degree from Reed College, and his master’s degree and doctorate in economics from the University of Wisconsin.

Board and Board Committee Information

Meetings and Independence Requirements

      Our Board of Directors did not hold any meetings in 2003, but did take actions by written consent. As a newly-formed company, the Annual General Meeting will be our first annual general meeting of shareholders. We encourage our directors to attend annual general meetings of our shareholders.

      United National Group, Ltd. is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Board Committees

      Our Board of Directors has established the following committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Governance Committee, (4) the Executive Committee, and (5) the Operating Committee. In addition, our Board of Directors has established a Leadership Development and Compensation Subcommittee of the Compensation Committee.

Audit Committee

      The Audit Committee was constituted in 2003, but did not hold any meetings in 2003. The Audit Committee is comprised of Edward J. Noonan, John J. Hendrickson, and Kenneth J. Singleton. Our Board of Directors has determined that Messrs. Noonan, Hendrickson, and Singleton are each an “independent director” as that term is defined in the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission.

      Our Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and that Mr. Noonan qualifies as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

      The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and the independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with the independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls. A copy of our Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Compensation Committee; Leadership Development and Compensation Subcommittee

      The Compensation Committee was constituted in 2004 and is comprised of our entire Board of Directors. The principal duties of the Compensation Committee are to annually review and determine the compensation of our Chief Executive Officer and all other executive officers, approve employment contracts and related agreements, approve any cash incentives and deferred compensation for executive officers, approve any compensation programs and any grants involving the use of our stock and other equity securities, and otherwise administer any equity-based compensation plans. The Compensation Committee has delegated all of its duties under the Compensation Committee charter, including the duty to determine the compensation of our executive officers, to the Leadership Development and Compensation Subcommittee, except for its duties (1) to approve any compensation programs and any grants involving the use of our stock and other equity securities, and (2) to administer any equity-based compensation plans, including our Share Incentive Plan.

      The Leadership Development and Compensation Subcommittee of the Compensation Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and Russell C. Ball, III. The purpose of the Leadership Development and Compensation Subcommittee is to perform the duties delegated to it by the Compensation Committee.

Nominating and Governance Committee

      The Nominating and Governance Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and John J. Hendrickson. The principal duties of the Nominating and Governance Committee are to recommend to the Board nominees for directors and directors for Board committee membership, to develop and recommend to the Board a set of corporate governance policies for United National Group, Ltd., to establish criteria for recommending new directors, and to identify, screen, and recruit new directors.

      A copy of the Nominating and Governance Committee Charter is not available on our website; however, a copy of the charter is attached as Appendix B to this Proxy Statement.

Executive Committee

      The Executive Committee was constituted in 2004 and is comprised of Saul A. Fox and Troy W. Thacker. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors, other than those reserved for the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Operating Committee, or the full Board of Directors.

Operating Committee

      The Operating Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and David R. Bradley. The purpose of the Operating Committee is to oversee a number of policies relating to our day-to-day operations, including our underwriting policies (including approving exceptions to our underwriting policies), our reinsurance and risk management processes, and our investment guidelines.

Shareholder Nominations to our Board of Directors and Other Communications

      The Board of Directors considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors, but otherwise retains authority over the identification of such nominees. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidates’ qualifications, along with confirmation of the candidates’ consent to serve as a director if elected. Candidates for our Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. Recommendations for director nominees should be sent to the Nominating and Governance Committee c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands. The written recommendation should be submitted in the time frame described under the caption “Shareholder Proposals” below.

      Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors, or one or more specific members of our Board, should communicate in a writing addressed to the specified addressees c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

Director Compensation

      Directors who currently are not receiving compensation as officers or employees of United National Group, Ltd. or any of its subsidiaries (each, a “Non-Employee Director”) are paid (1) an annual retainer of $30,000, composed of (a) $11,250 in cash and (b) $18,750 in restricted Class A common shares of United National Group, Ltd.; (2) $2,500 in cash for each Board of Directors meeting and each meeting of any committee of the Board of Directors attended in person; and (3) $1,000 in cash for each Board of Directors meeting and each meeting of any committee of the Board of Directors attended by telephonic means (collectively, the “Fees”). Any Fees payable to the Non-Employee Directors in restricted Class A common shares will be issued under our Share Incentive Plan and will vest monthly over a three-year period and any unvested shares will be forfeited if the Non-Employee Director’s services are terminated for any reason.

      A Non-Employee Director may elect to have payment of all or a part of the Fees payable to him or her deferred until the Non-Employee Director ceases to be a director. The Non-Employee Director may elect to allocate the deferred Fees otherwise payable in cash into either: (1) an interest-bearing cash deferral account or (2) units (the “Units”) designed to track the value of our Class A common shares, including any dividends on our Class A common shares. All Fees that would have been payable in restricted Class A common shares must be deferred into Units. All amounts deferred by a Non-Employee Director will vest monthly over three years. A Non-Employee Director may elect to receive payment of the vested portion of any deferred Fees upon ceasing to be a director in either a lump sum or in annual installments for five years. The payment with respect to any vested Units credited to a Non-Employee Director’s account will be made in cash.

      All members of our Board of Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

Required Vote

      The ten nominees receiving the highest number of votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be elected directors; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO — APPROVAL OF SHARE INCENTIVE PLAN

      Our Board of Directors adopted our Share Incentive Plan on September 15, 2003 and Amendment No. 1 to our Share Incentive Plan on November 25, 2003. The purpose of our Share Incentive Plan, as amended (the “Share Incentive Plan”), is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, consultants, and non-employee directors, and to provide us with a share plan providing incentives linked to our financial results and to increases in shareholder value.

      Set forth below is a general description of our Share Incentive Plan. Such description is qualified in its entirety by reference to the Share Incentive Plan, which is attached as Appendix C to this Proxy Statement.

Information Regarding the Share Incentive Plan

     Administration

      The Share Incentive Plan is administered by our Compensation Committee, which is comprised of our entire Board of Directors. The Compensation Committee has full authority to administer and supervise the Share Incentive Plan, to determine the persons to whom awards will be granted, to determine the terms and conditions of each award, to determine the number of Class A common shares to be covered by each award, and to interpret the terms and provisions of the Share Incentive Plan and any award issued thereunder. Our Leadership Development and Compensation Subcommittee may make recommendations to the Compensation Committee regarding awards to be made under the Share Incentive Plan.

Eligibility and Types of Awards

      Persons who are officers, directors, employees, or consultants of our company or of our affiliates, or who are otherwise performing services for our company or any of our affiliates, are eligible to receive nonstatutory stock options, restricted shares, and other share-based awards under the Share Incentive Plan. We estimate that approximately 300 persons are currently eligible to receive nonstatutory stock options, restricted shares, and other share-based awards under the Share Incentive Plan. All of our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the Share Incentive Plan. We estimate that approximately 275 persons (excluding our non-employee directors and employees of certain of our affiliates) are currently eligible to receive incentive stock options under the Share Incentive Plan. The Compensation Committee designates the employees to whom awards will be made, the times at which awards will be granted, and the number of shares to be granted.

Available Shares

      The maximum number of Class A common shares with respect to which awards may be granted under the Share Incentive Plan is 2,500,000, which may be either authorized and unissued Class A common shares or Class A common shares held in or acquired for treasury. If any restricted shares or other share-based awards are cancelled or if any option terminates without being exercised, the Class A common shares subject to such awards will again be available for distribution in connection with awards under the Share Incentive Plan. In addition, if Class A common shares have been delivered or exchanged as full or partial payment to us for payment of the exercise price of an award, or for payment of withholding taxes associated with an award, or if the number of Class A common shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the Class A common shares delivered, exchanged or reduced will again be available for purposes of granting awards under the Share Incentive Plan, except with respect to awards of incentive stock options.

      The maximum number of Class A common shares subject to any option which may be granted under the Share Incentive Plan to any individual may not exceed 800,000 Class A common shares (subject to certain adjustments) during any fiscal year. To the extent that Class A common shares for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in that fiscal year, the maximum number of Class A common shares available for awards to such individual in subsequent fiscal years will automatically increase by the amount of Class A common shares not awarded until such shares are later awarded. No individual may be granted in any fiscal year awards which are contingent upon the attainment of performance goals covering more than 400,000 Class A common shares (subject to certain adjustments).

      The number of Class A common shares available for future awards or underlying any previous awards may be adjusted in the event of any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary dividend, sale or transfer of all or part of our assets or business, or other change in our corporate structure. Similarly, the number of Class A common shares covered by any award and the exercise price of an award may be adjusted upon such events. On March 19, 2004, the closing sale price of our Class A common shares, as reported by the Nasdaq National Market, was $17.10 per share.

Awards Under the Share Incentive Plan

      The following types of awards are available under the Share Incentive Plan:

      Options. The Compensation Committee may grant nonstatutory stock options and incentive stock options to purchase our Class A common shares. The Compensation Committee has the authority to determine the number of Class A common shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a ten percent shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option may have an exercise price less than the fair market value of the Class A common shares at the time of grant (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value). The exercise price of an option granted to a California participant (as defined in the Share Incentive Plan) may not be less than (1) 85% of the fair market value of the Class A common shares at the time of grant and (2) 110% of the fair market value of the Class A common shares at the time of grant for an option granted to a California participant who is a ten percent shareholder.

      Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee and the exercisability of such options may be accelerated by the Compensation Committee in its sole discretion, provided, however, that any options granted to California participants who are not directors, officers, managers, or consultants must be exercisable at a rate of no less than 20% per year over five years from the date of grant. Participants may not transfer any options received under the Share Incentive Plan other than (1) by will or by the laws of descent and distribution or (2) as otherwise expressly permitted under the applicable option agreement.

      Restricted Shares. The Compensation Committee may award restricted Class A common shares under the Share Incentive Plan. The Compensation Committee has the authority to determine the persons to whom and the time or times at which restricted shares will be awarded, the number of restricted shares to be awarded to any individual, the purchase price, the conditions for vesting, the time or times within which such awards may be subject to cancellation, repurchase, and restriction on transfer, and any other terms and conditions of the awards. Recipients of restricted shares are required to enter into a restricted share purchase or award agreement with us that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. The Compensation Committee may waive such restrictions at any time. Upon the award of restricted shares, the recipient will possess certain rights of ownership during the restriction period, including, without limitation, the right to vote the shares and the right to receive any cash dividends or distributions with respect to such shares. However, the Compensation Committee may provide in the applicable restricted share agreement that the payment of cash dividends and distributions will be automatically deferred and reinvested in additional restricted shares, held subject to the vesting of the underlying restricted shares, or held subject to meeting conditions applicable only to dividends and distributions.

      Unless otherwise specified in a restricted share agreement, upon an individual’s termination of employment with us for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to us, without compensation. Any right we may have to repurchase restricted shares from a California participant upon termination of employment must be at a purchase price that is at least equal to the original purchase price of the shares; however, our obligation to repurchase the shares at such price lapses at a rate of no less than 20% of the shares per year over five years from the date the restricted shares are granted.

      Other Share-Based Awards. The Compensation Committee may grant other share-based awards under the Share Incentive Plan that are payable in, valued in whole or in part by reference to, or otherwise based on or related to our Class A common shares, including, but not limited to, Class A common shares awarded purely as a bonus and not subject to any restrictions or conditions, Class A common shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or a subsidiary, share appreciation rights (either separately or in tandem with options), share equivalent units, and awards valued by reference to the book value of our Class A common shares.

      The Compensation Committee has the authority to determine the persons to whom and time or times at which such awards may be made, the number of Class A common shares to be awarded pursuant to or referenced by such awards, and all other conditions of the awards. Class A common shares issued on a bonus basis may be issued for no cash consideration. Class A common shares purchased pursuant to an awarded purchase right will be priced as determined by the Compensation Committee. Grants of other stock-based awards may be subject to such conditions, restrictions, and contingencies as the Compensation Committee may determine, which may include, but are not limited to, continuous service with us or one of our affiliates and/or the achievement of certain performance goals based on one or more of the performance criteria set forth in the Share Incentive Plan.

Term, Amendment, and Termination

      The Share Incentive Plan will expire on September 5, 2013. Awards outstanding as of the expiration date will not be affected or impaired by the expiration and will continue to be subject to the terms of the Share Incentive Plan.

      Our Board of Directors or our Compensation Committee may at any time amend any or all of the provisions of the Share Incentive Plan, or suspend or terminate it entirely, prospectively or retroactively. However, unless otherwise required by law or specifically provided in the Share Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension, or termination may not be impaired without such participant’s consent. In addition, without the approval of our shareholders, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 162(m) of the Internal Revenue Code, or, to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code, no amendment may be made that would: (1) increase the aggregate number of Class A common shares that may be issued; (2) increase the maximum individual participant share limitations for a fiscal year; (3) change the classification of participants eligible to receive awards; (4) decrease the minimum exercise price of any option; (5) extend the maximum option term; or (6) require shareholder approval in order for the Share Incentive Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3 under the Exchange Act, Section 162(m) of the Internal Revenue Code, or, to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code.

Certain U.S. Federal Income Tax Consequences

      The rules concerning the U.S. federal income tax consequences with respect to options granted and to be granted pursuant to the Share Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications that may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences of the issuance and exercise of options to the recipient and to us under the Share

Incentive Plan. In addition, the following discussion does not set forth any gift, estate, social security, or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

      Nonstatutory Stock Options. A recipient will not realize any taxable income upon the grant of a nonstatutory stock option and, with respect to nonstatutory options granted to persons who are officers, directors, employees, or consultants of our U.S. subsidiaries, our U.S. subsidiaries will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonstatutory stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Class A common shares on the date of exercise over the exercise price. Upon a subsequent sale of the Class A common shares by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Class A common shares.

      The ordinary income recognized with respect to the issuance of shares upon the exercise of a nonstatutory stock option granted to an employee or director of one of our U.S. subsidiaries may be subject to withholding taxes and information reporting. The tax basis of Class A common shares acquired on the exercise of a nonstatutory stock option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by the recipient as a result of the receipt of such Class A common shares. The holding period for such Class A common shares for purposes of determining short or long-term capital gain will begin upon the exercise of the option (subject to special rules if a deferral period applies).

      If a recipient exercises a nonstatutory stock option by delivering other Class A common shares previously owned by him or her, the recipient will not recognize gain or loss with respect to the exchange of such Class A common shares, even if their then fair market value is different from the recipient’s tax basis. Such recipient, however, will be taxed as described above with respect to the exercise of a nonstatutory stock option as if the recipient had paid the exercise price in cash, and to the extent the recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled to an equivalent tax deduction. So long as the recipient receives a separate identifiable share certificate therefore, the tax basis and the holding period for the number of Class A common shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The recipient’s tax basis and holding period for the additional Class A common shares received on exercise of the option paid for, in whole or in part, with Class A common shares will be the same as if the recipient had exercised the option solely for cash.

      To the extent that a recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Internal Revenue Code, to a deduction in connection with the exercise of a nonstatutory stock option in an amount equal to the income recognized by the recipient.

      Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the recipient (except possible alternative minimum tax upon an exercise) or a deduction to our U.S. subsidiaries. The aggregate fair market value of our Class A common shares (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time by a recipient during any calendar year cannot exceed $100,000. Any excess will be treated as a nonstatutory stock option. If the recipient (1) does not sell the Class A common shares received pursuant to the exercise of the incentive stock option within either two years after the date of the grant of the incentive stock option or one year after the date of exercise and (2) was employed by us or one of our U.S. subsidiaries at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise, then any gain or loss realized on a subsequent disposition of the Class A common shares will be treated as long-term capital gain or loss. Under such circumstances, the U.S. subsidiary for which the recipient was employed will not be entitled to any deduction for U.S. federal income tax purposes.

      If the recipient disposes of the Class A common shares acquired upon exercise of the incentive stock option within either of the above mentioned time periods or was not employed by us or one of our U.S. subsidiaries during the entire applicable period, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the fair market value of the Class A common shares on the date of exercise over the exercise price, or (2) the amount realized upon disposition over the exercise price. Any gain realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. To the extent the recipient was employed by one of our U.S. subsidiaries, such U.S. subsidiary will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Internal Revenue Code.

      All Options. With regard to both incentive stock options and nonstatutory stock options, the following also apply: (1) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonstatutory stock options, (2) our entitlement to a tax deduction is subject to applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), (3) if the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which amounts may be subject to excise taxes, and (4) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

      In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its four other most highly compensated executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period or the plan under which the options are granted is approved by shareholders and is administered by a compensation committee comprised of outside directors. The Share Incentive Plan is intended to satisfy these requirements with respect to all awards of options.

Future Plan Awards

      Because future awards under the Share Incentive Plan will be based upon prospective factors including the nature of services to be rendered by prospective officers, directors, employees, or consultants, and their potential contributions to the success of our company, actual awards cannot be determined at this time.

Required Vote

      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the approval of the Share Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

APPROVAL OF THE SHARE INCENTIVE PLAN

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF

OUR INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PWC”) as our independent auditor for 2004. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize our Board of Directors acting by its Audit Committee to set the fees for PWC.

      A representative of PWC is expected to attend the Annual General Meeting and will be available to respond to appropriate questions from shareholders. The representative will also have the opportunity to make a statement if he or she desires.

Additional Information Regarding Our Independent Auditor

      The following table shows the fees that were billed to us by PWC for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002.

Fee Category	2003	2002(1)

Audit Fees	$330,000	$205,900
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,202,750	—

Total Fees	$1,532,750	$205,900

(1)	For 2002, only indicates fees billed to our U.S. Operations.

Audit Fees

      This category includes fees for the audit of our annual financial statements and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

      This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.”

Tax Fees

      This category includes fees for tax compliance, tax advice, and tax planning.

All Other Fees

      This category includes fees for products and services provided by PWC that are not included in the services reported above. For 2003, the amount of “All Other Fees” constitutes fees for services in connection with our initial public offering.

Pre-Approval of Services

      To ensure that our independent auditor maintains the highest level of independence, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditor. To assure that the provision of these services does not impair the independence of the independent auditor, unless a type of service to be provided by the independent auditor has been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the service requires the Audit Committee’s separate pre-approval. Any proposed services exceeding the pre-approved cost levels set forth in the Audit Committee Pre-Approval Policy require the Audit Committee’s separate pre-approval. The Audit

Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will at least annually, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy.

Required Vote

      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the ratification of the appointment of PWC as our independent auditor for 2004 and the authorization of our Board of Directors acting by its Audit Committee to set the fees for PWC.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION

OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR FOR
2004 AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS ACTING
BY ITS AUDIT COMMITTEE TO SET THE FEES FOR PWC.

PROPOSAL FOUR — VARIOUS MATTERS CONCERNING

CERTAIN OF OUR NON-U.S. SUBSIDIARIES

      Under our amended and restated articles of association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the matter to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matters described below concerning Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company (Bermuda), Ltd., and Wind River Services, Ltd. to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares in these subsidiaries in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by these subsidiaries.

Wind River Insurance Company (Barbados) Ltd.

      The board of directors of Wind River Insurance Company (Barbados) Ltd. has asked us to approve the following matters at its annual general meeting.

     Proposal 4(A)(1) — Election of Directors

      The board of directors of Wind River Insurance Company (Barbados) Ltd. has nominated four persons for election as directors whose terms will expire at the 2005 annual general meeting of shareholders of Wind River Insurance Company (Barbados) Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Insurance Company (Barbados) Ltd. may nominate.

      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Insurance Company (Barbados) Ltd.:

      Saul A. Fox. Mr. Fox has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2003. For additional information, see the biographical information for Mr. Fox in Proposal One.

      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.

      Angelos J. Dassios. Mr. Dassios has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since December 2003. For additional information, see the biographical information for Mr. Dassios in Proposal One.

      David N. King, 60, has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2003. He is a Barrister and Attorney-at-Law who, after working in London, entered general private practice in Barbados in September 1979. In May 1982, he accepted the invitation to join the Central Bank of Barbados, the country’s reserve bank, as its first in-house Legal Counsel. His main responsibility was to develop a legal infrastructure to support Barbados’ thrust for recognition as an off-shore business center, and to promote and market Barbados as such. He left the Central Bank in July 1986 to re-enter private practice, specializing in international financial services. His practice currently comprises three lawyers and support staff under the name of “David King & Co.,” with continuing focus on matters relating to tax and incentives planning in the financial services sector together with the set-up and maintenance of the related structures.

Proposal 4(A)(2) — Appointment of Independent Auditor

      The board of directors of Wind River Insurance Company (Barbados) Ltd. has appointed PricewaterhouseCoopers, St. Michael, Barbados, as the independent auditor of Wind River Insurance

Company (Barbados) Ltd. for the fiscal year ending December 31, 2004. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize the board of directors of Wind River Insurance Company (Barbados) Ltd. to set the fees of the independent auditor. Representatives of the firm are not expected to be present at the meeting.

Other Matters

      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Insurance Company (Barbados) Ltd. for the year ended December 31, 2003 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Insurance Company (Barbados) Ltd. in accordance with Barbados law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

      We know of no other specific matter to be brought before the annual general meeting of Wind River Insurance Company (Barbados) Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Insurance Company (Barbados) Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

      Our Board of Directors will cause our corporate representative or proxy to vote our shares in Wind River Insurance Company (Barbados) Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF

THE NOMINEES FOR DIRECTOR OF WIND RIVER INSURANCE COMPANY
(BARBADOS) LTD., AND “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
AS THE INDEPENDENT AUDITOR OF WIND RIVER INSURANCE COMPANY
(BARBADOS) LTD. AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS OF
WIND RIVER INSURANCE COMPANY (BARBADOS) LTD. TO SET THE FEES FOR THE
INDEPENDENT AUDITOR.

*               *               *

Wind River Insurance Company (Bermuda), Ltd.

      Wind River Insurance Company (Barbados) Ltd. is the sole shareholder of Wind River Insurance Company (Bermuda), Ltd. It is proposed that Wind River Insurance Company (Barbados) Ltd. be authorized to vote in favor of the following matters at the annual general meeting of Wind River Insurance Company (Bermuda), Ltd.

Proposal 4(B)(1) — Election of Directors and Alternate Directors

      The board of directors of Wind River Insurance Company (Bermuda), Ltd. has nominated six persons for election as directors and two persons for election as alternate directors whose terms will expire at the 2005 annual general meeting of shareholders of Wind River Insurance Company (Bermuda), Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Insurance Company (Bermuda), Ltd. may nominate.

      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Insurance Company (Bermuda), Ltd.

      Saul A. Fox. Mr. Fox has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since October 2003. For additional information, see the biographical information for Mr. Fox in Proposal One.

      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since October 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.

      Angelos J. Dassios. Mr. Dassios has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since October 2003. For additional information, see the biographical information for Mr. Dassios in Proposal One.

      David R. Bradley. Mr. Bradley has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since January 2004. For additional information, see the biographical information for Mr. Bradley in Proposal One.

      Alan Bossin, 52, has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since October 2003 and as counsel at Appleby Spurling Hunter, a Hamilton, Bermuda based law firm, since 1999. Prior to joining Appleby Spurling Hunter, Mr. Bossin served as a lawyer at Blaney McMurty Stapells Friedman, a Toronto, Canada based law firm. From 1987 through 1998, Mr. Bossin was employed by the global insurance broker Johnson & Higgins Ltd (later Marsh & McLennan) as Canadian general counsel, and from 1983 through 1986, Mr. Bossin served as counsel at Insurance Bureau of Canada, the Toronto, Canada based national property and casualty insurance trade association. Mr. Bossin attended the University of Guelph and obtained an LL.B. from the University of Windsor in 1979. He is a member of both the Law Society of Upper Canada and the Bermuda Bar.

      Michael J. Tait, 43, has served on the board of directors of Wind River Insurance Company (Bermuda), Ltd. since October 2003 and as Senior Vice President at Marsh Management Services (Bermuda) Ltd., a Hamilton, Bermuda based captive management company, since 1997. Prior to joining Marsh Management Services (Bermuda) Ltd., Mr. Tait was Managing Director of William R. Storie Ltd., a Bermuda based international business consulting company. From 1994 through 1996, Mr. Tait was employed by Thomson Associates Ltd, as Vice President Finance and from 1986 through 1994, Mr. Tait was employed by Coopers & Lybrand. Mr. Tait received a Business Administration Degree from The University of Dundee in 1980 and his Chartered Accountant designation in 1984.

      Set forth below is biographical information concerning the persons nominated for election as alternate directors of Wind River Insurance Company (Bermuda), Ltd.

      Janita Burke Waldron, 29, has served as an alternate director to Alan Bossin of Wind River Insurance Company (Bermuda), Ltd. since October 2003 and as an associate at the law firm of Appleby Spurling Hunter since 1999. Prior to joining Appleby Spurling Hunter, Ms. Burke Waldron was a pupil from 1998 through 1999 at Bermuda Government — Attorney General’s Chambers in Hamilton, Bermuda. Ms. Burke Waldron received a LLB (Honors) Degree from the University of Warwick.

      Kaela Keen, 27, has served as an alternate director to Michael J. Tait of Wind River Insurance Company (Bermuda), Ltd. since October 2003 and Account Executive at Marsh Management Services (Bermuda) Ltd, a Hamilton, Bermuda based captive management company, since March 2004. From 2001 through March 2004, Ms. Keen also held other positions at Marsh Management Services (Bermuda) Ltd., including Account Manager and Senior Account Manager. Prior to joining Marsh Management Services (Bermuda) Ltd., Ms. Keen served as a Senior Staff Accountant at Grant Thornton Chartered Accountants, a Halifax, Canada based firm, from 1998 through 2001. Ms. Keen received a Bachelor of Commerce Degree from Mt. Allison University in 1998.

Proposal 4(B)(2) — Appointment of Independent Auditor

      The board of directors of Wind River Insurance Company (Bermuda), Ltd. has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Insurance Company (Bermuda), Ltd. for the fiscal year ending December 31, 2004. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters

      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Insurance Company (Bermuda), Ltd. for the year ended December 31, 2003 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Insurance Company (Bermuda), Ltd. in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

      We know of no other specific matter to be brought before the annual general meeting of Wind River Insurance Company (Bermuda), Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Insurance Company (Bermuda), Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

      Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River Insurance Company (Bermuda), Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF WIND RIVER INSURANCE COMPANY (BERMUDA), LTD., AND “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR OF WIND RIVER INSURANCE COMPANY (BERMUDA), LTD.

*               *               *

Wind River Services, Ltd.

      Wind River Insurance Company (Barbados) Ltd. is the sole shareholder of Wind River Services, Ltd. It is proposed that Wind River Insurance Company (Barbados) Ltd. be authorized to vote in favor of the following matters at the annual general meeting of Wind River Services, Ltd.

Proposal 4(C)(1) — Election of Directors

      The board of directors of Wind River Services, Ltd. has nominated five persons for election as directors whose terms will expire at the 2005 annual general meeting of shareholders of Wind River Services, Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Services, Ltd. may nominate.

      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Services, Ltd.

      Saul A. Fox. Mr. Fox has served on the board of directors of Wind River Services, Ltd. since October 2003. For additional information, see the biographical information for Mr. Fox in Proposal One.

      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Services, Ltd. since October 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.

      Angelos J. Dassios. Mr. Dassios has served on the board of directors of Wind River Services, Ltd. since October 2003. For additional information, see the biographical information for Mr. Dassios in Proposal One.

      David R. Bradley. Mr. Bradley has served on the board of directors of Wind River Services, Ltd. since January 2004. For additional information, see the biographical information for Mr. Bradley in Proposal One.

      Kevin L. Tate. Mr. Tate has served on the board of directors of Wind River Services, Ltd. since January 2004. For additional information, see the biographical information for Mr. Tate in “Additional Information — Executive Officers.”

Proposal 4(C)(2) — Appointment of Independent Auditor

      The board of directors of Wind River Services, Ltd. has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Services, Ltd. for the fiscal year ending December 31, 2004. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters

      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Services, Ltd. for the year ended December 31, 2003 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Services, Ltd. in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.

      We know of no other specific matter to be brought before the annual general meeting of Wind River Services, Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Services, Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote

      Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River Services, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
OF WIND RIVER SERVICES, LTD., AND “FOR” THE APPOINTMENT
OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR
OF WIND RIVER SERVICES, LTD.

ADDITIONAL INFORMATION

Executive Officers

      Set forth below is certain biographical information with respect to the executive officers of United National Group, Ltd. who do not also serve on our Board of Directors, as well as those individuals who serve as the executive officers of our U.S. Operations. Information concerning David R. Bradley, our Chief Executive Officer, is set forth above under the caption “Nominees for Director” in Proposal One. In this Proxy Statement, the term “U.S. Operations” refers to the insurance and related operations conducted by American Insurance Service, Inc. and its subsidiaries, including American Insurance Adjustment Agency, Inc., Diamond State Insurance Company, J.H. Ferguson and Associates, LLC, United National Casualty Insurance Company, United National Insurance Company, and United National Specialty Insurance Company.

      Kevin L. Tate, 48, has been our Chief Financial Officer since September 2003 and has served as Senior Vice President and Chief Financial Officer of our U.S. Operations since 1990. Mr. Tate joined our U.S. Operations in 1984 as Vice President and Controller. Prior to joining our U.S. Operations, Mr. Tate served as a senior auditor at Deloitte Haskins & Sells from 1978 to 1982. In 1982, he joined the then parent company of our U.S. Operations, American Manufacturing Corporation as Manager of Financial Accounting. Mr. Tate is a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Tate received a B.S. in Accounting and Finance from Lehigh University in 1978.

      Seth D. Freudberg, 45, has served as President and Chief Executive Officer of our U.S. Operations since 1988. Mr. Freudberg joined our U.S. Operations in 1983. He was promoted to various executive positions until he was elected to his current post in 1988. Mr. Freudberg has served both as Chairman of the NAII Surplus Lines Committee and as a Board Member of the Insurance Society of Pennsylvania. He holds the Chartered Property and Casualty Underwriter designation. Mr. Freudberg received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1981.

      Richard S. March, 63, has served as General Counsel and Senior Vice President of our U.S. Operations since 1996. Previously, Mr. March represented our U.S. Operations in various capacities at the Philadelphia law firm of Galfand, Berger, Lurie, Brigham & March during his 31 years in private practice with that firm. Although not an employee of our U.S. Operations during that time, Mr. March served as an officer and General Counsel throughout most of those years. Mr. March received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1962 and an L.L.B. from the University of Pennsylvania School of Law in 1965.

      Robert Cohen, 55, has served as Senior Vice President — Marketing of our U.S. Operations since 1996. Mr. Cohen joined our U.S. Operations in 1992 as Vice President of Underwriting. From 1994 to 1996, Mr. Cohen served as Vice President of Marketing. Prior to joining our U.S. Operations, from 1971 to 1992, Mr. Cohen served as Senior Vice President for Delaware Valley Underwriting Agency, one of the nation’s largest independently owned wholesale broker/general agencies. Mr. Cohen received a B.B.A. in Marketing from Temple University in 1970.

      William F. Schmidt, 42, has served as Senior Vice President and Chief Underwriting Officer of our U.S. Operations since 1997. Prior to joining our U.S. Operations, Mr. Schmidt served as Senior Vice President, Branch Manager and Chief Underwriting Officer at Calvert Insurance Company, and prior to that as the Chief Financial Officer of Stewart Smith Insurance Brokers. Mr. Schmidt began his career as a CPA with Ernst & Whinney, becoming a Certified Public Accountant in May 1986. Mr. Schmidt received a B.S. in Accounting from SUNY Oswego in 1983.

      Jonathan P. Ritz, 36, has served as Senior Vice President — Ceded Reinsurance of our U.S. Operations since 2002. From 1997 to 2002, Mr. Ritz served as Vice President of Marketing of our U.S. Operations. Prior to joining our U.S. Operations, Mr. Ritz served as a reinsurance broker for E.W. Blanch Company from 1990 to 1994. In 1994, Mr. Ritz joined the reinsurance brokering operations of Johnson & Higgins (Willcox) as an Assistant Vice President before being promoted to Vice President in 1996 at Guy Carpenter after the acquisition of Johnson & Higgins by Marsh & McLennan Companies, Inc. Mr. Ritz received a B.B.A. in Marketing from Loyola College in 1990.

      Timothy J. Dwyer, 40, has served as Senior Vice President — Operations of our U.S. Operations since October 16, 2003. From 2001 to 2003, Mr. Dwyer served as Vice President and Corporate Controller of The AMC Group, L.P., a privately-owned limited partnership that provides services under a management agreement to interests of the Ball family in manufacturing, franchising, insurance, and real estate enterprises. From 1998 to 2001, Mr. Dwyer served as Vice President and Controller of our U.S. Operations. Prior to joining our U.S. Operations, Mr. Dwyer held various positions for Reliance Insurance Company between 1987 and 1998, most recently as Assistant Vice President — Investment Accounting and Treasury Services. From 1985 to 1987, Mr. Dwyer worked for Touche Ross and Co., in the auditing department of the CPA firm. Mr. Dwyer is a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Dwyer received a B.S. in Accounting from Saint Joseph’s University in 1985.

Code of Business Conduct and Ethics

      On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of United National Group, Ltd. and its subsidiaries. Our Code of Business Conduct and Ethics is attached as Appendix D to this Proxy Statement.

Executive Compensation

      The following table summarizes certain information concerning the annual and long-term compensation paid in 2002 and 2003 to our Chief Executive Officer, Chief Financial Officer, and certain executive officers of our U.S. Operations who were the most highly compensated in 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Securities
					Underlying
				Other Annual	Options/	All Other
		Salary	Bonus	Compensation	SARs	Compensation
Name and Principal Position	Year	($)	($)(2)	($)	(#)	($)(3)(4)

David R. Bradley,	2003	—	—	—	199,998	—
Chief Executive Officer(1)	2002	—	—	—	—	—
Seth D. Freudberg,	2003	414,554	—	1,000	400,000	1,048,339
President and	2002	385,786	111,850	1,000	—	5,500
Chief Executive Officer of U.S. Operations
Richard S. March,	2003	319,600	—	—	161,074	1,251,097
Senior Vice President and	2002	293,838	56,813	—	—	5,482
General Counsel of U.S. Operations
Kevin L. Tate,	2003	237,231	—	1,000	105,000	1,447,215
Chief Financial Officer and	2002	219,873	42,406	1,000	—	5,500
Senior Vice President and Chief Financial Officer of U.S. Operations
Robert Cohen,	2003	254,708	—	—	105,000	1,447,092
Senior Vice President —	2002	235,890	45,957	—	—	5,488
Marketing of U.S. Operations
William F. Schmidt,	2003	244,677	—	—	105,000	1,447,167
Senior Vice President and	2002	223,873	43,218	—	—	5,500
Chief Underwriting Officer of U.S. Operations
Jonathan P. Ritz,	2003	224,308	—	—	105,000	1,447,313
Senior Vice President —	2002	179,798	140,000	—	—	5,977 (5)
Ceded Reinsurance of U.S. Operations

(1)	Mr. Bradley joined our company in November 2003 and was not paid any cash compensation in 2003.

(2)	Bonus amounts for 2003 have not yet been determined.

(3)	In 2003, in connection with the acquisition of our U.S. Operations, the Named Executive Officers, other than Mr. Bradley, received retention payments relating to services through the closing of the acquisition and payments for the settlement of stock appreciation rights previously granted on shares of common stock of our indirect subsidiary, American Insurance Service, Inc. This stock appreciation rights plan was terminated on September 5, 2003. The aggregate amounts of these payments to the Named Executive Officers, other than Mr. Bradley were as follows: Mr. Freudberg — $1,040,000; Mr. March — $1,243,740; Mr. Tate — $1,440,000; Mr. Cohen — $1,440,000; Mr. Schmidt — 1,440,000; and Mr. Ritz — 1,440,000.

(4)	For 2003, includes matching contributions under our 401(k) plan in the following amounts: Mr. Freudberg — $8,339; Mr. March — $7,357; Mr. Tate — $7,215; Mr. Cohen — $7,092;

Mr. Schmidt — $7,167; and Mr. Ritz — $7,313. For 2002, includes matching contributions under our 401(k) plan in the following amounts: Mr. Freudberg — $5,500; Mr. March — $5,482; Mr. Tate — $5,500; Mr. Cohen — $5,488; Mr. Schmidt — $5,500; and Mr. Ritz — $5,394.

(5)	In addition to the matching contributions under our 401(k) plan described in note 4 above, includes an amount for stock appreciation rights granted to Mr. Ritz on shares of common stock of our indirect subsidiary, American Insurance Service, Inc.

      The following table summarizes certain information with respect to grants of options to purchase our Class A common shares that were granted during 2003 to the Named Executive Officers.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs
	Underlying		Granted to	Exercise
	Options/SARs		Employees in	Price	Expiration	Grant Date
Name	Granted(#)		Fiscal Year(5)	Per Share($)	Date	Present Value($)(6)

David R. Bradley	33,333	(1)	1.9	17.00	12/19/2013	—
	54,166	(2)	3.1	17.00	12/19/2013	249,164
	112,499	(3)	6.4	17.00	12/19/2013	480,371
Seth D. Freudberg	75,000	(2)	4.3	10.00	09/05/2013	114,000
	125,000	(3)	7.1	10.00	09/05/2013	161,250
	200,000	(4)	11.4	6.50	09/05/2013	740,000
Richard S. March	39,375	(2)	2.2	10.00	09/05/2013	59,850
	65,625	(3)	3.7	10.00	09/05/2013	84,656
	56,074	(4)	3.2	6.50	09/05/2013	207,474
Kevin L. Tate	39,375	(2)	2.2	10.00	09/05/2013	59,850
	65,625	(3)	3.7	10.00	09/05/2013	84,656
Robert Cohen	39,375	(2)	2.2	10.00	09/05/2013	59,850
	65,625	(3)	3.7	10.00	09/05/2013	84,656
William F. Schmidt	39,375	(2)	2.2	10.00	09/05/2013	59,850
	65,625	(3)	3.7	10.00	09/05/2013	84,656
Jonathan P. Ritz	39,375	(2)	2.2	10.00	09/05/2013	59,850
	65,625	(3)	3.7	10.00	09/05/2013	84,656

(1)	Pursuant to his employment agreement, Mr. Bradley received the right to purchase 33,333 Class A common shares at the offering price in our initial public offering. The purchase right became exercisable upon the pricing of our initial public offering and Mr. Bradley exercised his purchase right in full prior to the closing of the initial public offering.

(2)	Indicates time vesting options that vest 20% per year over five years, starting on December 31, 2004.

(3)	Indicates options that vest based on our performance, ratably over four years, starting on December 31, 2004.

(4)	Indicates options that were granted on September 5, 2003 and are fully vested.

(5)	The total number of options granted to employees in 2003 was 1,752,097, which includes 1,718,764 options granted under our Share Incentive Plan and Mr. Bradley’s right to purchase 33,333 Class A common shares pursuant to his employment agreement.

(6)	The fair value of options granted was determined using a Black-Scholes option-pricing model and the following weighted average assumptions: (1) dividend yield of 0.0%; (2) expected volatility of 9.3%; (3) risk-free interest rate of 3.1%; and (4) expected option life of 4.6 years. We used an expected volatility of 0.0% for all options granted on September 5, 2003, and an expected volatility of 23.0% for all options granted subsequent to September 5, 2003.

      The following table summarizes certain information with respect to the exercise of options to purchase our Class A common shares during 2003 by the Named Executive Officers and the unexercised options to purchase our Class A common shares held by the Named Executive Officers at December 31, 2003.

Aggregate Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/ SAR Values

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options at
	Acquired		Options at Year-End		Year-End($)(1)
Name and	On	Value
Principal Position	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David R. Bradley	33,333	4,000	—	166,665	—	111,666
Seth D. Freudberg	—	—	200,000	200,000	2,234,000	1,534,000
Richard S. March	—	—	56,074	105,000	626,347	805,350
Kevin L. Tate	—	—	—	105,000	—	805,350
Robert Cohen	—	—	—	105,000	—	805,350
William F. Schmidt	—	—	—	105,000	—	805,350
Jonathan P. Ritz	—	—	—	105,000	—	805,350

(1)	The closing price of our Class A common shares on December 31, 2003, as reported by the Nasdaq National Market, was $17.67 per share.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2003 regarding the number of Class A common shares that may be issued under our Share Incentive Plan. We are seeking shareholder approval of our Share Incentive Plan at the Annual General Meeting. For a description of our Share Incentive Plan, see “Proposal Two — Approval of Share Incentive Plan.”

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	1,718,764 (1)	$11.36	771,736

Total	1,718,764	$11.36	771,736

(1)	This number does not include 9,500 restricted Class A common shares issued to key employees under our Share Incentive Plan in 2003.

Compensation Committee Interlocks and Insider Participation

      Our Compensation Committee is comprised of our entire Board of Directors. David R. Bradley, one of our directors, has been our Chief Executive Officer since November 11, 2003 and is a member of our Compensation Committee. Russell C. Ball, III, a member of our Compensation Committee and our Leadership Development and Compensation Subcommittee of the Compensation Committee, served as an executive officer of certain of our U.S. subsidiaries when these subsidiaries were owned directly or indirectly by the Ball family trusts. None of the other members of our Board are or ever have been an officer or employee of United National Group, Ltd. or of any of its subsidiaries. Other than Mr. Ball, none of the members of the Leadership Development and Compensation Subcommittee of the Compensation

Committee are or ever have been an officer or employee of United National Group, Ltd. or any of its subsidiaries. None of our executive officers served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of our Board of Directors, Compensation Committee, or Leadership Development and Compensation Subcommittee. For additional information, see “Our Relationship with Fox Paine & Company” and “Certain Other Relationships and Related Transactions.”

Employment Agreements

      Mr. Bradley, our Chief Executive Officer, entered into an employment agreement with us that provides for a five-year employment term, commencing on November 11, 2003 and expiring December 31, 2008. Under the agreement, upon a termination other than for “cause,” Mr. Bradley is entitled to six months of base salary payable monthly, conditioned upon his execution of a general release and compliance with all post-termination obligations. The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. Bradley upon his termination for any reason. If Mr. Bradley is terminated for “cause,” each of the above referenced obligations applies for a period of 18 months; in the event of a termination without cause, each of the above referenced obligations applies for a period of six months. The agreement provides for an annual base salary of $450,000, plus an annual bonus of between $100,000 and $375,000 (based on achievement of 90% to 120% of targeted performance objectives and substantial progress on corporate goals, as set by the Executive Committee. On December 19, 2003, Mr. Bradley purchased 33,333 Class A common shares at the initial public offering price of $17 per share (which were fully vested upon purchase) and received 166,665 options with an exercise price equal to $17 per share. These options have a term of ten years, and 67.5% vest based on our performance, ratably over four years from the date of grant, and 32.5% vest 20% per year, starting on December 31, 2004. All options and shares acquired by Mr. Bradley are subject to the terms of a management shareholders agreement.

      Each of Messrs. Freudberg, March, Cohen, Schmidt, Tate, and Ritz has a current executive employment agreement with United National Insurance Company, or “UNIC,” an indirect wholly-owned subsidiary of the United National Group, Ltd. The agreements are similar in structure and provide for five-year initial employment terms commencing on September 5, 2003, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elects not to renew the agreement at the end of the initial five-year term, and the executive has otherwise performed satisfactorily, the executive will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

      Under the agreements, UNIC may also terminate the executive for “cause” or if the executive becomes “disabled” (as such terms are defined in the agreement) or upon the death of the executive, in which case (1) the executive would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, the executive would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by the executive), and conditioned upon the execution by the executive of a general release and compliance with post-termination obligations.

      If UNIC terminates the executive without “cause” or the executive resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of the executive (in each case without UNIC offering the executive a reasonable relocation package), UNIC has agreed to severance pay of 24 months in the case of Mr. Freudberg and 18 months in the case of the other executives, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive. During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which the executive participates until the earlier of the end of the severance period or the executive becoming eligible for coverage by another employer and subject to the executive continuing to bear his share of coverage costs.

      All of the executive agreements with UNIC also impose non-compete, non-solicitation, and confidentiality obligations on the executives upon their termination for any reason. The non-compete provisions provide that for a period of 18 months following the termination of employment for any reason, the executives shall not directly or indirectly engage in any “competitive business,” which includes any business engaging in the specialty property and casualty insurance business or any business engaging in the insurance agency or brokerage business (or any other material business of UNIC or its affiliates) or which has business dealings with any general agency or producer of UNIC. The non-solicitation provisions prohibit the executives, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during the executives’ employment (or during such 18-month period), or a business prospect of UNIC during the executives’ employment. The employment agreements also provide that the executives may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreements. If the executives violate their restrictive covenants or confidentiality obligations, the employment agreements also have provisions that permit UNIC to recover gain realized by the executives upon the exercise of options or sale of shares during a designated period, to purchase their shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

      With respect to the annual cash compensation of the Named Executive Officers (other than Mr. Bradley whose annual cash compensation is set forth above), the agreements provide as follows: (1) Mr. Freudberg is entitled to an annual salary of $415,000; (2) Mr. March is entitled to an annual salary of $320,000; (3) Mr. Cohen is entitled to an annual salary of $255,000; (4) Mr. Schmidt is entitled to an annual salary of $245,000; (5) Mr. Tate is entitled to an annual salary of $237,500; and (6) Mr. Ritz is entitled to an annual salary of $225,000. Each Named Executive Officer is also eligible for an annual bonus, conditioned on the achievement of performance targets included in the bonus plan adopted by our Board of Directors.

      In connection with the execution of their employment agreements, the Named Executive Officers (except Mr. Bradley) also purchased our Class A common shares at a purchase price of $10.00 per share, which are subject to the terms of a restricted share purchase agreement and a management shareholders agreement, which subject the Class A common shares acquired by the Named Executive Officers to certain transfer restrictions. The number of Class A common shares acquired by the Named Executive Officers (other than Mr. Bradley) is as follows: Mr. Freudberg — 50,000 shares; Mr. March — 26,250 shares; Mr. Cohen — 26,250 shares; Mr. Schmidt — 26,250 shares; Mr. Tate — 26,250 shares; and Mr. Ritz — 26,250 shares.

      The Named Executive Officers have been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 have an exercise price of $6.50 per share and are fully vested. Messrs. Freudberg and March were granted 200,000 and 56,074 options, respectively, from this set of options. The second set of options granted on September 5, 2003 have an exercise price of $10 per share and vest over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of the executive’s employment for any reason (including cause). Mr. Freudberg was granted 75,000 of these options and Messrs. March, Cohen, Schmidt, Tate, and Ritz were each granted 39,375 of these options. The final set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share with vesting in 25% increments and conditioned upon our achieving various operating targets. Mr. Freudberg was granted 125,000 of these options and Messrs. March, Cohen, Schmidt, Tate, and Ritz were each granted 65,625 of these options. All of the unvested options will become vested upon a change of control of our company if Fox Paine & Company has achieved a specified rate of return on its investment in us.

Compensation Committee and Leadership Development and Compensation Subcommittee Report on Executive Compensation

      The Compensation Committee is comprised of the entire Board of Directors. The Leadership Development and Compensation Subcommittee of the Compensation Committee currently consists of Messrs. Fox, Thacker, and Ball. The principal duties of the Compensation Committee are to annually review and determine the compensation of our Chief Executive Officer and all other executive officers, approve employment contracts and related agreements, approve any cash incentives and deferred compensation for executive officers, approve any compensation programs and any grants involving the use of our Class A common shares and other equity securities, and otherwise administer any equity-based compensation plans. The Compensation Committee has delegated all of its duties under the Compensation Committee charter to the Leadership Development and Compensation Subcommittee, except for its duties (1) to approve any compensation programs and any grants involving the use of our Class A common shares and other equity securities, and (2) to administer any equity-based compensation plans, including the Share Incentive Plan.

Compensation Policies

      Our executive compensation program is designed to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the competitive market for their services. For the fiscal year ended December 31, 2003, our executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives, and long-term incentive opportunities through options to purchase our Class A common shares and the award of restricted Class A common shares.

Base Salary

      Base salary levels for the Chief Executive Officer and other executive officers are generally intended to compensate executives at salary levels of comparable companies which place an emphasis on long-term compensation incentives such as options. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries are reviewed annually by the Leadership Development and Compensation Subcommittee. The actual base salaries for the Named Executive Officers in fiscal year 2003 are set forth in the salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

      Annual cash bonuses tied to our performance are a component of executive compensation and are designed to motivate the executives to focus on our performance for the fiscal year. The employment agreements of the Chief Executive Officer and certain other executive officers provide for annual performance based bonus payments up to a certain percentage of base salary if we meet certain business targets. In addition, our Board of Directors has approved an Annual Incentive Awards Plan. Under the Annual Incentive Awards Plan, the Compensation Committee may from time to time award discretionary bonuses to our Chief Executive Officer and certain executive officers based upon certain objective performance-based criteria. The criteria relate to certain performance goals, such as net income and individual performance expectations as established and approved by the Compensation Committee. Award opportunities under the Annual Incentive Awards Plan are based on a percentage of base salary, ranging from 5% to 75%.

Long-Term Incentives

      Our executive officers are eligible to receive options to purchase our Class A common shares, restricted shares, and other share-based awards under our Share Incentive Plan. Grants under the Share Incentive Plan are an important component of our compensation mechanism and are designed to motivate the executive to manage United National Group, Ltd. and its subsidiaries from the perspective of an owner. Eligibility for awards under the Share Incentive Plan is determined by the Compensation Committee, in its sole discretion. The level of grants varies based on the individual’s ability to impact long-term results.

Chief Executive Officer Compensation

      The Leadership Development and Compensation Subcommittee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers.

The Compensation Committee

Saul A. Fox
David R. Bradley
Troy W. Thacker
W. Dexter Paine, III
Angelos J. Dassios
Michael J. McDonough
Russell C. Ball, III
John J. Hendrickson
Edward J. Noonan
Kenneth J. Singleton

Leadership Development and
Compensation Subcommittee

Saul A. Fox
Troy W. Thacker
Russell C. Ball, III

Performance Table

      The table below compares the cumulative total return to holders of our Class A common shares, to such return for the Nasdaq Stock Market Index and the Nasdaq Insurance Stocks Index, for the period commencing December 16, 2003 and ending on December 31, 2003. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of relative performance of our Class A common shares and are not intended to forecast or be indicative of future performance of the Class A common shares. The table assumes that the value of the investment in our Class A common shares and each index was $100 at December 16, 2003 and that all dividends were reinvested.

	December 16, 2003	December 31, 2003

United National Group, Ltd.	$100.00	$103.94
Nasdaq Stock Market Index	100.00	104.44
Nasdaq Insurance Stocks Index	100.00	103.60

Principal Shareholders and Security Ownership of Management

      The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of March 19, 2004, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.

      As of March 19, 2004, the following share capital of United National Group, Ltd. was issued and outstanding:

•	15,568,003 Class A common shares; and

•	12,687,500 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of March 19, 2004, there would have been 28,255,503 Class A common shares issued and outstanding.

      Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					% Total	% As-
	Class A		Class B		Voting	Converted
	Common Shares		Common Shares		Power(2)	Ownership(3)
Name and address of
Beneficial Owner**	Shares	%	Shares	%	%	%

Fox Paine & Company(4)	14,310,226	50.6%	12,687,500	100%	90.2%	50.6%
Ball family trusts(5)	2,487,569	16.0%	—	—	1.7%	8.8%
Russell C. Ball, III(6)	2,487,569	16.0%	—	—	1.7%	8.8%
Pzena Investment Management LLC(7)	943,750	6.1%	—	—	*	3.3%
FMR Corp.(8)	925,200	5.9%	—	—	*	3.3%
Wellington Management Company, LLP(9)	894,300	5.7%	—	—	*	3.2%
Apex Capital, LLC(10)	790,000	5.1%	—	—	*	2.8%
Seth D. Freudberg(11)	250,000	1.8%	—	—	*	*
Richard S. March(12)	82,234	*	—	—	*	*
David R. Bradley	33,333	*	—	—	*	*
Kevin L. Tate	26,250	*	—	—	*	*
Robert Cohen	26,250	*	—	—	*	*
William F. Schmidt	26,250	*	—	—	*	*
Jonathan P. Ritz	26,250	*	—	—	*	*
Timothy J. Dwyer	13,125	*	—	—	*	*
John J. Hendrickson(13)	5,768	*	4,417	*	*	*
Saul A. Fox(14)	—	—	—	—	—	—
Troy W. Thacker(14)	—	—	—	—	—	—
W. Dexter Paine, III(14)	—	—	—	—	—	—
Angelos J. Dassios(14)	—	—	—	—	—	—
Michael J. McDonough	—	—	—	—	—	—
Edward J. Noonan	—	—	—	—	—	—
Kenneth J. Singleton	—	—	—	—	—	—
All directors and executive officers as a group (15) (consists of 17 persons)	2,977,029	19.1%	4,417	*	2.1%	10.5%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of March 19, 2004. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner. As a result, the percentages in these columns do not sum to 100%.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of United National Group, Ltd. that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of United National Group, Ltd. are entitled, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of United National Group, Ltd. that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of March 19, 2004, there were 28,255,503 Class A common shares issued and outstanding on this basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A common shares on an as-converted basis.

(4)	The security holders are: U.N. Holdings (Cayman), Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co- Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. is held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine & Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(5)	The security holders are the following trusts: Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C. Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Russell C. Ball, III; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C. Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Andrew L. Ball; Russell C. Ball, III, Andrew L. Ball, PNC

Bank, N.A., trustees u/a/t of Ethel M. Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr., f/b/o Russell C. Ball, III; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Ethel M. Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr., f/b/o Andrew L. Ball; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Russell C. Ball, Jr., dated 11/9/67; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 6/9/69; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 1/29/70; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 1/24/73; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 12/22/76 f/b/o Russell C. Ball, III; and Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 12/22/76 f/b/o Andrew L. Ball. Russell C. Ball, III, Andrew L. Ball and PNC Bank, N.A. are each co-trustees of each trust and, therefore, may be deemed to share voting and dispositive power over all of the Class A common shares held by the Ball family trusts. The address for each of the Ball family trusts is c/o The AMC Group, L.P., 555 Croton Road, Suite 300, King of Prussia, Pennsylvania 19406.

(6)	Mr. Ball is a co-trustee of each of the Ball family trusts described in footnote 5, and, therefore, may be deemed to share voting and dispositive power over all of the Class A common shares held by the Ball family trusts. Mr. Ball’s address is c/o The AMC Group, L.P., 555 Croton Road, King of Prussia, PA 19406.

(7)	Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission by Pzena Investment Management LLC (“Pzena”) on February 12, 2004, which reported that Pzena has sole power to direct the vote of 855,600 Class A common shares, and sole power to dispose or direct the disposition of 943,750 Class A common shares. Pzena’s address is 120 West 45th Street, 34th Floor, New York, New York 10036.

(8)	Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson, III, and Abigail P. Johnson on February 17, 2004. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 829,200 Class A common shares as a result of acting as investment advisor to various investment companies and has sole power to dispose of such shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 96,000 Class A common shares as a result of its serving as investment manager of institutional accounts and has the sole power to vote and dispose of such shares. FMR Corp., through its control of Fidelity Management & Research Company and Fidelity Management Trust Company, has sole dispositive power over 925,200 Class A common shares and sole power to vote or to direct the voting of 96,000 Class A common shares. Members of the family of Edward C. Johnson, III, the Chairman of FMR Corp., and his daughter, Abigail P. Johnson, a director of FMR Corp, may be deemed to form a controlling group with respect to FMR Corp. The address for each of FMR Corp., Edward C. Johnson, III, and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(9)	Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP (“WMC”), an investment advisor, on February 12, 2004, which reported that WMC has shared power to vote or direct the vote of 604,900 Class A common shares, and shared power to dispose or to direct the disposition of 894,300 Class A common shares. The Schedule 13G also indicates that all reported Class A common shares are held of record by clients of WMC. WMC’s address is 75 State Street, Boston, Massachusetts 02109.

(10)	Based on information provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission jointly by Apex Capital, LLC (“Apex”), a registered investment advisor, and Sanford J. Colen, the controlling member of Apex, on February 13, 2004, which reported that each of Apex and Mr. Colen shared voting and dispositive power of 790,000 Class A common shares. The address of Apex and Mr. Colen is 25 Orinda Way, Suite 300, Orinda, California 94563.

(11)	Includes 200,000 Class A common shares issuable upon exercise of options that are currently exercisable.

(12)	Includes 56,074 Class A common shares issuable upon exercise of options that are currently exercisable.

(13)	Mr. Hendrickson owns a 99.9% limited partner interest in a limited partnership that holds 1,351 Class A common shares and 4,417 Class B common shares.

(14)	Each of Messrs. Fox, Paine, Thacker, and Dassios is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which currently consists of Messrs. Fox and Paine. In addition, Messrs. Fox and Paine are members of Fox Paine & Company, LLC. Each of Messrs. Fox, Paine, Thacker, and Dassios disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares through ownership of such entities.

(15)	Includes 256,074 Class A common shares issuable upon exercise of options that are currently exercisable.

Our Relationship with Fox Paine & Company

      In this Proxy Statement, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds.

Investment Agreement

      On September 5, 2003, Fox Paine & Company made an aggregate capital contribution of $240.0 million to us, in exchange for an aggregate of 10.0 million Class B common shares and 14.0 million Series A preferred shares, and we acquired Wind River Investment Corporation, the holding company for our U.S. Operations, from a group of family trusts affiliated with the Ball family of Philadelphia, Pennsylvania. Before September 5, 2003, Wind River Investment Corporation was owned by the Ball family trusts and had no relationship with Fox Paine & Company, other than as described in this section.

      To effect the acquisition, we used $100.0 million of this $240.0 million capital contribution to purchase a portion of the common stock of Wind River Investment Corporation held by the Ball family trusts. We then purchased the remainder of the outstanding common stock of Wind River Investment Corporation that was also held by the Ball family trusts, paying consideration consisting of 2.5 million Class A common shares, 3.5 million Series A preferred shares and senior notes issued by Wind River Investment Corporation having an aggregate principal amount of approximately $72.8 million, which senior notes we have fully and unconditionally guaranteed.

      Of the remaining $140.0 million contributed to us, we then contributed $80.0 million to our U.S. operations, used $42.4 million to capitalize our non-U.S. operations and used $17.6 million to fund fees and expenses incurred in connection with the transaction.

      The principal amount of the senior notes are subject to adjustment as a result of the Ball family trusts’ agreement to indemnify us for certain breaches of representations, warranties, and covenants in the Investment Agreement and as a result of the amount of recoveries by us from certain of our obligors. Any indemnification payment due from the Ball family trusts to us is to be first offset against the interest outstanding on the senior notes held by the Ball family trusts and then against any principal outstanding on such senior notes. If no principal is then outstanding, the Ball family trusts must instead make the indemnification payment directly to us. In addition, if proceeds from settlement arrangements that we enter into with certain of our obligors are greater than a specified amount, the principal amount of the senior notes will be increased by one-half of the excess, up to $7.5 million. Further, if we receive proceeds from settlement arrangements when the senior notes are no longer outstanding, the amount that would have increased the principal amount of the senior notes will instead be paid in cash to the Ball family trusts.

      Wind River Investment Corporation wholly-owned two subsidiaries before August 18, 2003. The subsidiaries included American Insurance Service, Inc. and a real estate company. On August 18, 2003, the real estate subsidiary was spun off to the Ball family trusts. The historical financial data for United

National Group, Ltd. has been adjusted to exclude the activity related to the former real estate subsidiary because Wind River Investment Corporation (through American Insurance Service, Inc. and its subsidiaries) and the real estate subsidiary participated in dissimilar businesses; they were operated and financed autonomously; and they had only incidental common costs. Additionally, Wind River Investment Corporation and the former subsidiary have been operated and financed autonomously following the spin-off and there are no material financial commitments, guarantees, or contingent liabilities between the companies.

     Shareholders Agreement

      The material terms of the Shareholders Agreement are described below.

      Board Composition. The Shareholders Agreement provides that our Board of Directors shall be comprised of 11 directors. Fox Paine & Company has the right to nominate a majority of the members of the Board of Directors. Fox Paine & Company nominated Saul A. Fox, W. Dexter Paine, III, Troy W. Thacker, Angelos Dassios, Michael J. McDonough, and John J. Hendrickson for election as directors at the 2004 Annual General Meeting pursuant to its rights under the Shareholders Agreement. For so long as the Ball family trusts beneficially own at least 5% of our outstanding shares, the Ball family trusts have the right to nominate one director for election. The Ball family trusts nominated Russell C. Ball, III for election as a director at the 2004 Annual General Meeting pursuant to their rights under the Shareholders Agreement. The Shareholders Agreement requires Fox Paine & Company and the Ball family trusts to vote in favor of the election of each of their respective nominees.

      Transferability Rights. The Shareholders Agreement provides that the Ball family trusts generally cannot transfer any Class A common shares, whether currently owned or subsequently acquired, without the approval of our Board of Directors, except to another Ball family trust or their affiliates or to a principal beneficiary of any Ball family trust, and except for transfers made in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

      Fox Paine & Company agreed that, if it proposed to transfer any Class A and Class B common shares to an unaffiliated third party, it would provide the Ball family trusts with customary “tag-along” rights. Namely, in any such sale, the Ball family trusts would be permitted to participate in such transfer by selling a number of shares that bears the same proportion to the aggregate number of shares that they hold, as the number of shares proposed to be sold by Fox Paine & Company bears to the aggregate number of shares held by Fox Paine & Company. Similarly, the Ball family trusts have agreed that, if Fox Paine & Company proposes to transfer Class A and Class B common shares in such amounts that following such transfer, Fox Paine & Company will no longer have a majority of the outstanding shares, Fox Paine & Company will have “drag-along” rights against the Ball family trusts. Specifically, Fox Paine & Company will have the right to require the Ball family trusts to transfer a number of shares that bears the same proportion to the aggregate number of shares that they hold, as the number of shares proposed to be sold by Fox Paine & Company bears to the aggregate number of shares held by Fox Paine & Company.

      Each of United National Group, Ltd. and Fox Paine & Company further agreed to provide the Ball family trusts with “piggyback” registration rights under the Securities Act in connection with any registered offering of common shares by United National Group, Ltd. or shareholders of United National Group, Ltd., including Fox Paine & Company.

      Termination. Certain material terms of the Shareholders Agreement will terminate when Fox Paine & Company ceases to hold at least 25% of our fully diluted outstanding common shares. All terms of the Shareholders Agreement, except terms with respect to tag-along and piggyback registration rights and indemnification, will terminate upon any completion of any transaction that results in Fox Paine & Company and the Ball family trusts owning in the aggregate less than a majority of the voting power of the entity surviving such transaction.

      The Ball family trusts’ piggyback registration rights survive until the earlier of September 5, 2023 or the date that they no longer hold any securities outstanding that are registrable under the Securities Act.

     Management Agreement

      On September 5, 2003, as part of the acquisition, we entered into a management agreement with Fox Paine & Company and The AMC Group, L.P., an affiliate of the Ball family trusts. In the management agreement, we agreed to pay to Fox Paine & Company an initial management fee of $13.2 million for the year beginning on September 5, 2003, which was paid on September 5, 2003, and thereafter an annual management fee of $1.2 million subject to certain adjustments. We likewise agreed to pay to The AMC Group an annual management fee of $0.3 million subject to certain adjustments. We believe these fees represent fair value for the services rendered to us by Fox Paine & Company and The AMC Group. In exchange for their management fees, Fox Paine & Company and The AMC Group assist us and our affiliates with strategic planning, budgets, and financial projections and assist us and our affiliates in identifying possible strategic acquisitions and in recruiting qualified management personnel. In addition, The AMC Group has agreed to provide us with transitional services relating to the use of certain tax and accounting software for a limited period of time. Fox Paine & Company and The AMC Group also consult with us and our affiliates on various matters including tax planning, public relations strategies, economic and industry trends, and executive compensation.

      Fox Paine & Company and The AMC Group will continue to provide management services under this agreement until they no longer hold any equity investment in us or we agree with Fox Paine & Company and The AMC Group to terminate this management relationship. In connection with this agreement, we agreed to indemnify Fox Paine & Company and The AMC Group against various liabilities that may arise as a result of the management services they will provide us. We also agreed to reimburse Fox Paine & Company and The AMC Group for expenses incurred in providing management services.

     Investment with Fox Paine & Company

      We are a limited partner in Fox Paine Capital Fund II, L.P. and Fox Paine Capital Fund II International, L.P., investment funds managed by Fox Paine & Company. Our interest in these partnerships is valued, as of December 31, 2003, at $4.0 million, and we have a remaining capital commitment to these partnerships of approximately $5.3 million.

Certain Other Relationships and Related Transactions

      As of January 1, 2000, Wind River Investment Corporation owed $3.5 million to Wind River Investment, LLC, an affiliate of the Ball family trusts, which included a note receivable of $3.5 million and interest receivable of $28,455 under a promissory note. The annual rate of interest on this note was 6.0%. During 2001, United National Insurance Company purchased this promissory note from Wind River Investments, LLC for $3.9 million, which included a note receivable of $3.5 million and interest receivable of $0.4 million. During 2002, United National Insurance Company sold this promissory note to American Manufacturing Corporation (Delaware), an affiliate of the Ball family trusts, for $4.2 million, which included a note receivable of $3.9 million and interest receivable of $0.4 million. No gain or loss was recognized on the sale to American Manufacturing Corporation (Delaware). On August 18, 2003, in anticipation of the sale of Wind River Investment Corporation, the Ball family trusts assumed this debt owed to American Manufacturing Corporation (Delaware). A total of $4.3 million was assumed, which included a note receivable of $3.9 million and interest receivable of $0.5 million.

      During 2001, we purchased a promissory note from Wind River Investments, LLC for $1.4 million. The promissory note was a loan to The AMC Group, L.P., an affiliate of the Ball family trusts. The annual rate of interest on this note was 6.0%. Between 2001 and 2003 we received principal payments of $0.7 million and interest payments of $0.1 million. In April 2003, we sold this promissory note to American Manufacturing Corporation (Delaware) for $0.6 million (the amortized value as of April 30, 2003). No gain or loss was recognized on the sale to American Manufacturing Corporation (Delaware).

      During 2001, we purchased a promissory note from Philadelphia Gear Corporation, an affiliate of the Ball family trusts, for $2.4 million. The promissory note was a loan to 181 Properties, LP, an affiliate of the Ball family trusts. The annual rate of interest on this note was 6.3%. During 2001, we received interest payments of $74,784. In April 2003, we sold this promissory note to American Manufacturing Corporation (Delaware) for $2.6 million, which included a note receivable of $2.4 million and interest receivable of $0.2 million. No gain or loss was recognized on the sale to American Manufacturing Corporation (Delaware).

      During 2001, we purchased a mortgage from Wind River Investment, LLC for $1.3 million. The annual rate of interest on this mortgage was 7.8%. During 2003, this mortgage loan was repaid in full.

      During 2000, Little Round Top Inc., a real estate company that at the time was a wholly-owned subsidiary of Wind River Investment Corporation, but which was distributed to the Ball family trusts before the sale of Wind River Investment Corporation to us, established a demand promissory note with American Manufacturing Corporation (Pennsylvania), an affiliate of the Ball family trusts. The interest rate on this promissory note was variable and was equal to the applicable U.S. federal rate at the end of each month. Between 2000 and 2003, we borrowed $0.6 million, made principal payments of $32,801, and made interest payments of $81.

      During 2000, Robert Strouse, president of The AMC Group, L.P., issued a promissory note to Little Round Top. The annual interest rate on this promissory note was 6.39%. During 2000, we loaned Mr. Strouse $0.3 million under the promissory note. During 2002 and 2003 we received interest payments of $32,642 and $20,577, respectively.

      During 2000, we issued a demand promissory note to Wind River Investment, LLC. The annual rate of interest on this note was 6%. Between 2000 and 2003 we borrowed $0.1 million, made principal payments of $20,000, and made interest payments of $7,173. On August 28, 2003, we paid $96,113 to Wind River Investment, LLC to satisfy this loan in full, which included principal of $92,436 and interest of $3,677.

      During 2001, Little Round Top issued a promissory note to American Manufacturing Corporation (Delaware). The annual rate of interest on this note was 10%. Between 2001 and 2003, we borrowed $1.6 million under this promissory note.

      On August 18, 2003, Wind River Investment Corporation distributed its investment in Little Round Top to the Ball family trusts in anticipation of our acquisition of Wind River Investment Corporation.

      On August 25, 2003, Wind River Investment Corporation sold a series of limited partnership interests to Wind River Investments, LLC. Proceeds from the sale of these investments totaled $6.0 million.

      During the time that Wind River Investment Corporation was owned by the Ball family trusts, our employees were eligible for participation in the health and welfare and retirement benefits packages offered by American Manufacturing Corporation (Pennsylvania). In conjunction therewith, American Manufacturing Corporation (Pennsylvania) provided services such as selection of vendors, maintenance of plan documents, legal compliance, record keeping, coordination of actuarial studies and plan audits, and preparation of all required regulatory filings.

      On September 5, 2003, we paid Fox Paine & Company a fee of $13.2 million, of which $12.0 million was a management fee related to the acquisition of Wind River Investment Corporation and $1.2 million was a management fee for services that will be rendered for the one-year period starting September 6, 2003, payable pursuant to the Management Agreement among us, Fox Paine & Company, and The AMC Group, L.P. On September 5, 2003, we paid Fox Paine & Company $0.5 million as reimbursement for expenses related to the acquisition of Wind River Investment Corporation.

      On September 5, 2003, we paid The AMC Group, L.P., a management fee of $0.3 million for services that will be rendered for the one-year period starting September 6, 2003.

      At December 31, 2003, we had balances payable due to Fox Paine & Company totaling approximately $0.5 million related to reimbursement of costs associated with our IPO.

Audit Committee Report

      The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2003.

      The Audit Committee operates under a charter adopted by our Board of Directors on December 15, 2003. A copy of the charter is attached as Appendix A to this Proxy Statement.

      The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2003.

      The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standard No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements.

      The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from United National Group, Ltd. and its related entities and has discussed with PricewaterhouseCoopers LLP their independence from United National Group, Ltd.

      In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Edward J. Noonan
John J. Hendrickson
Kenneth J. Singleton

Incorporation by Reference

      The information contained in this Proxy Statement under the headings “Compensation Committee and Leadership Development and Compensation Subcommittee Report on Executive Compensation,” “Performance Graph,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals

      Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the Annual General Meeting to be held in 2005 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands on or before December 13, 2004.

      Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands on or before February 26, 2005, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports.

      Based on our review of the copies of the reports we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4, and 5, we believe that all filings required to be made by the reporting persons for 2003 were made on a timely basis.

Other Matters

      Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

      Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

*       *       *

      Upon request, we will furnish to record and beneficial owners of our Class A and Class B common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2003. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o United National Group, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

April 9, 2004

Appendix A

UNITED NATIONAL GROUP, LTD.

AUDIT COMMITTEE CHARTER

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of United National Group, Ltd. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

II.	Composition

      The Committee shall have at least three members. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), each member of the Committee shall be “independent,” as such term is defined in the applicable rules of Nasdaq, Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

      Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of shareholders’ equity, cash flow statement and related notes. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior financial officer with financial oversight responsibilities. The Board shall determine whether any members of the Committee are “financial experts,” as defined by the Securities and Exchange Commission (the “SEC”), and make appropriate disclosure of that determination as required by applicable law.

III.	Meetings and Procedures

      The Committee shall meet at least quarterly and more frequently as circumstances require. The Committee shall also meet periodically and separately with each of (i) management; (ii) the personnel responsible for the Company’s internal audit functions; and (iii) the outside auditors. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

      If the Board does not elect a chairperson of the Committee (the “Chairperson”), the members of the Committee may designate a Chairperson by majority vote of the full Committee. The Chairperson or a majority of the members of the Committee may call special meetings of the Committee.

      Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

      The Committee shall fix its own rules of procedure, which shall be consistent with the Company’s Memorandum and Articles of Association (as amended and restated from time to time) and this Charter.

IV.	Responsibilities and Duties of the Audit Committee

      The Committee shall have the following responsibilities, duties, and authority:

•	Appoint (and terminate), compensate, and oversee the work of the outside auditors, including audit scope and procedures and resolution of disagreements between management and the outside auditors regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

•	Pre-approve, in accordance with its policies, all audit services and permissible non-audit services provided by the outside auditors to the Company.

•	Review and discuss the formal written statement from the outside auditors delineating all relationships between the outside auditors and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditors consistent with the Independence Standards Board Standard No. 1.

•	Set clear policies for hiring partners or employees or former partners or employees of the outside auditors.

•	Review and discuss the financial statements and the related footnotes and disclosure contained in the Company’s annual and quarterly reports with management and the outside auditors, including an analysis of the outside auditors’ judgment as to the quality of the Company’s accounting principles.

•	Review and discuss with management and the outside auditors for the Company the following:

(i)	All critical accounting policies and practices to be used utilized in connection with the preparation of the Company’s financial statements;

(ii)	All alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with the management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and

(iii)	Material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

•	Review and discuss with management and the outside auditors: (i) all related party transactions that are relevant to an understanding of the Company’s financial statements, and (ii) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

•	Make recommendations to the Board with respect to related party transactions.

•	Review and discuss with management, the outside auditors, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls (including risk management processes) of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Prepare the audit committee report required to be filed with the SEC.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Engage independent counsel and other advisors as it deems necessary or appropriate to carry out its duties, and determine their compensation.

•	Conduct or authorize investigations into any matters within the scope of its responsibilities.

•	Review and evaluate the Committee’s performance annually.

•	Review and reassess the adequacy of the Committee’s charter annually and recommend to the Board any appropriate changes.

V.  Delegation

      Any responsibility or authority of the Committee, including but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee. The decisions of any member of the Committee to whom authority to grant pre-approval has been delegated shall be presented to the full Committee at the next scheduled meeting.

VI.	Limitation of Audit Committee’s Role

      The Committee shall be responsible for the duties set forth in this Charter but shall not be responsible for either the preparation of the financial statements or the auditing of the financial statements. Management shall have the responsibility for preparing the financial statements and implementing internal controls, and the outside auditors shall have the responsibility for auditing the financial statements and obtaining a sufficient understanding of the Company’s internal controls to plan the audit and to determine the nature, timing, and extent of tests to be performed. The review of the financial statements by the Committee is not to be of the same quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to allow it to best react to a changing environment.

Appendix B

UNITED NATIONAL GROUP, LTD.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Purpose

      The purpose of the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of United National Group, Ltd. (the “Company”) is to recommend to the Board nominees for directors and directors for Committee membership. The Committee will also develop and recommend to the Board a set of corporate governance policies for the Company, establish criteria for recommending new directors, and identify, screen, and recruit new directors.

II.	Composition

      The Committee shall have at least three members.

III.	Meetings and Procedures

      The Committee shall meet at least annually and more frequently as circumstances require. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

      If the Board does not elect a chairperson of the Committee (the “Chairperson”), the members of the Committee may designate a Chairperson by majority vote of the full Committee. The Chairperson or a majority of the members of the Committee may call meetings of the Committee.

      At each regularly scheduled meeting of the Board, the Committee shall deliver a report to the Board that describes all of the material actions taken by the Committee since the prior regularly scheduled meeting of the Board.

      The Committee shall fix its own rules of procedure, which shall be consistent with the Company’s Memorandum & Articles of Association (as amended or restated from time to time) and this Charter.

IV.	Responsibilities and Duties of the Nominating and Governance Committee

      The Committee shall have the following responsibilities, duties, and authority:

Recommendations Regarding Director Nominees and Committee Membership

•	Recommend to the Board the types of backgrounds and other specific qualities or skills that the Committee believes are necessary for a director to possess and establish specific, minimum qualifications that must be met by a Committee-recommended nominee for a position on the Board.

•	Conduct background and qualifications checks of persons it wishes to recommend as candidates for election to the Board or to fill vacancies.

•	Conduct director evaluations prior to making any recommendation of directors for reelection.

•	Recommend to the Board the slate of nominees of directors to be proposed for election by the shareholders (except in cases where a third party has the right, whether legal or by contract, to nominate a director) and recommend to the Board individuals to be considered by the Board to fill casual vacancies or to be appointed as additional directors. Recommendations should follow a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

•	Recommend to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee, whether the candidate will be able to devote the requisite time to the Committee, the extent to which there should be a policy of periodic rotation of directors among the committees, and any limitations on the number of consecutive years a director should serve on any one Board committee.

•	Recommend to the Board the director and committee member/chairperson compensation for those directors who are not also salaried officers of the Company.

Develop and Implement Policies Regarding Corporate Governance Matters

•	Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•	Develop and review periodically, and at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and that policies of the Company comply with applicable laws, regulations and listing standards, and recommend any desirable changes to the Board.

•	Recommend to the Board for adoption, and maintain, a Code of Business Conduct and Ethics for directors, officers, and employees, and review reports submitted to the Committee pursuant to the reporting provisions of that code.

•	Consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.

•	Assist management in the review of director and officer liability insurance requirements and the alternative methods available for satisfying them.

•	Recommend to the Board procedures with respect to shareholder nominees for election to the Board and other shareholder communications to the Board.

Evaluation of the Board and Management

•	Oversee performance evaluations for the Board as a whole, its committees, the individual directors, and management for purposes other than compensation.

•	Maintain an orientation program for new directors and, to the extent deemed desirable, continuing education programs for directors.

Other Matters

•	Obtain advice and assistance from internal or external legal, accounting, or other advisors as required for the performance of its duties.

•	Review and evaluate the Committee’s performance annually.

•	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board any appropriate changes.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

V.	Investigations and Studies; Outside Advisors

      The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary or appropriate to carry out its duties. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

Appendix C

UNITED NATIONAL GROUP, LTD.

SHARE INCENTIVE PLAN

Section 1.  Purpose; Definitions

      The purpose of the Plan is to give United National Group, Ltd., a Cayman Islands exempted company formed with limited liability whose office is located c/o Walkers SPV Limited, Walker House, P.O. Box 908GT, Grand Cayman, Cayman Islands (the “Company”), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a stock plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

      For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

“Award” means any award under this Plan of any Stock Option, Restricted Stock, or Other Stock-Based Award.

“Award Agreement” means a Restricted Stock Agreement or an Option Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

“Board” means the Board of Directors of the Company.

“California Participant” means, in the case of individuals, any Participant residing in California or working primarily in the California offices of the Company or an Affiliate of the Company, or, in the case of an entity, any Participant having its principal place of business in California.

“Cause” means, unless otherwise provided in the Participant’s employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means (a) (i) before an IPO or date any class of common equity securities of the Company are required to be registered under Section 12 of the Exchange Act (a “Registration Event”), a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, and (ii) after a Registration Event, such committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two Non-Employee Directors and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an “outside director” as defined under Section 162(m) of the Code, each of whom shall be appointed by and serve at the pleasure of the Board or (b) if at any time no such committee of the Board is so designated by the Board, the Board.

“Common Stock” means the Class A common shares, par value $0.0001 per share, of the Company having the rights, preferences and privileges set out in the Company’s Articles of Association, as amended from time to time.

“Company” has the meaning set forth in the preamble hereto and any successors by operation of law.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Employment” means, unless otherwise defined in an applicable Award Agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exercise Price” has the meaning set forth in Section 5(a).

“Fair Market Value” of the Common Stock means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Common Stock on the New York Stock Exchange, Inc. or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on The Nasdaq Stock Market, Inc. and, if not so quoted, the average of the closing bid and ask prices for the Common Stock in the over-the-counter market on which the Common Stock is actively traded. If such sales prices are not so available or the Common Stock is not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Common Stock shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

“Family Member” means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

“FPC” means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P.), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

“Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“IPO” means the consummation of a registered underwritten public offering or offerings of Common Stock or other equity security of the Company after the date hereof with gross proceeds to the Company in the aggregate of at least $60 million.

“Management Shareholders’ Agreement” means the Management Shareholders’ Agreement, dated as of September 5, 2003, among the Company the FPC Stockholder and the Management Investors, as defined therein, as amended from time to time.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3(b)(3) as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC).

“Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option.

“Option Agreement” means an agreement setting forth the terms and conditions of a Stock Option Award.

“Other Stock-Based Award” means any Award granted under Section 7.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Criteria” has the meaning set forth in Exhibit A.

“Performance Goal” means the objective performance goals established by the Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria.

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the U.N. Holdings, Inc. Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 10(a).

“Restricted Stock” means an Award of Common Stock granted under Section 6.

“Restricted Stock Purchase Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Stock.

“Retirement” means a Participant’s Termination of Employment without Cause at or after age fifty-five (55).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Stock Award” means an Award consisting of either shares of Common Stock or a right to receive shares of Common Stock in the future, each pursuant to Section 6 of the Plan.

“Stock Option” means any Nonstatutory Stock Option or Incentive Stock Option.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Termination of Employment” means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate.

      In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

Section 2.  Administration

      This Plan shall be administered by the Committee.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

(b) determine whether and to what extent Awards are to be granted hereunder;

(c) determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; provided, however, that the Committee may not, without shareholder approval, either (1) reduce the Exercise Price of an outstanding Stock Option or Other Stock Based Award or (2) simultaneously cancel Stock Options for which the Exercise Price exceeds the then current Fair Market Value of the underlying Common Stock and grant a new Award with an Exercise Price equal to the then current Fair Market Value of the underlying Common Stock.

(f) determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(g) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(h) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

(i) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

(j) otherwise supervise and administer of the Plan.

      The Committee may act only by a majority of its members then serving thereon, except that, if permissible under applicable law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

      Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of this Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants.

      To the maximum extent permitted by applicable law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Articles of Association of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

Section 3.  Common Stock Subject to Plan

      The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,000,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued shares of Common Stock or Common Stock held in or acquired for the treasury of the Company or both.

      If any shares of Restricted Stock or Other Stock-Based Awards are cancelled or if any Stock Option terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of shares of Common Stock available for Awards other than Incentive Stock Options, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of shares of Common Stock exchanged or reduced as payment in connection with the exercise or for withholding shall again be available for purposes of Awards other than Incentive Stock Options under this Plan.

      The total number of shares of Common Stock subject to any Stock Option which may be granted under this Plan to each Participant on and after a Registration Event shall not exceed 800,000 shares (subject to any increase or decrease pursuant to this Section 3) during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of an Option in the Company’s fiscal year, such shares of Common Stock available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

      No individual may be granted in any fiscal year of the Company Other Stock-Based Awards that are contingent upon the attainment of Performance Goals covering more than 400,000 Shares (as such number may be adjusted from time to time).

      In the event any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution with respect to the Common Stock, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Common Stock occurs or is proposed, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Stock Awards or other Awards, and/or such other substitution or adjustments as the Committee or the Board may determine to be fair and appropriate in its sole discretion, provided that, in no case shall such determination adversely affect in any material respect the rights of a

Participant hereunder or under any Award Agreement or the value of the Awards then held thereunder. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor.

      In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Stock Options, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

Section 4.  Participants

      The following persons shall be “Participants” eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company its Subsidiaries or its Parent.

Section 5.  Stock Options

      The Committee shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

      Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price. The price per share of Common Stock purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the “Exercise Price”); provided that the Exercise Price shall not be less than the nominal or par value of the Common Stock, and:

(i) in the case of an Incentive Stock Option

(A) granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a “Ten Percent Shareholder”), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

(B) granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

(ii) in the case of a Nonstatutory Stock Option, granted to a California Participant

(A) who is a Ten Percent Shareholder, the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of the grant; and

(B) who is not a Ten Percent Shareholder, the per share Exercise Price shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant.

(iii) in the case of any other Stock Option granted, the per share Exercise Price as determined by the Committee.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided that Stock Options granted to California Participants (other than an officer, director, manager or consultant) shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Stock Options are granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of fully vested Common Stock (other than Restricted Stock) already owned by the Participant (for at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Stock) of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) or, if the Common Stock, is traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price.

No shares of Common Stock shall be issued until full payment therefore has been made. Except as otherwise provided in the Management Shareholders’ Agreement, if the Participant is a party to the Management Shareholders’ Agreement, and subject to Sections 10(b), 10(e) and 10(h) hereof and the applicable Option Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 10(b) or as may otherwise be required in accordance with Sections 10(e) and 10(h).

(e) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement, to a Family Member, subject to the restrictions in the Management Shareholders’ Agreement. All Stock Options granted to California Participants shall not be transferable by such Participants except as permitted by the California Code of Regulations Section 260.140.41(d). All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant’s guardian, legal representative and other transferee. The term “Participant” includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(f) Termination of Employment.

(i) Termination for Any Reason (other than Cause). Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant’s Employment for any reason (other than Cause), including death or Disability, vesting ceases, the term of unvested stock options lapses and vested and unvested options will become unexercisable, except that such Participant shall have ninety (90) days to exercise the portion of the Participant’s Stock Option that is vested on the date of the Participant’s termination of Employment. In no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than thirty (30) days after the date of such California Participant’s termination of Employment if such termination was caused by other than death, Disability or Cause to exercise the Stock Option with respect to any vested shares. Furthermore, in no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than six months after the California Participant’s termination due to death or Disability to exercise the Stock Option with respect to any vested shares. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(ii) Termination for Cause. All outstanding and unexercised Stock Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

Section 6.     Restricted Stock

      The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting the Company to require that shares of Restricted Stock be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Stock on the part of the Company), in addition to those contained in the Management Shareholders’ Agreement, if the Participant is a party to the Management Shareholders’ Agreement. Each Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Unless otherwise specified in the Restricted Stock Agreement, upon a Participant’s termination for any reason during the relevant restriction period, all unvested Restricted Stock will be forfeited to the Company, without compensation.

      Any right of the Company to repurchase shares of Restricted Stock from a California Participant upon termination of Employment shall be at a repurchase price that is at least equal to the lesser of (x) the Fair Market Value of such stock on the date of termination of Employment (provided that such repurchase right shall terminate as of the Registration Event) or (y) the original purchase price, provided that in the case of (y) such repurchase right lapses at a rate of no less than twenty percent (20%) of the shares per year over five years from the date the Restricted Stock is granted; and provided that in the case of both (x) and (y) such repurchase right is exercised within ninety (90) days of termination of Employment. Furthermore, in addition to the foregoing restrictions, Restricted Stock held by an officer, director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Company’s Articles of Association. The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Stock Agreement, the Management Shareholders’ Agreement and any other relevant agreements, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting conditions applicable only to dividends and distributions.

Section 7.     Other Stock-Based Awards

      The Committee is authorized to grant to Participants Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, stock appreciation rights (either separately or in tandem with Options), stock equivalent units, and Awards valued by reference to book value of shares of Common Stock.

      Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Stock-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. Except as provided in the last sentence of this paragraph, the criteria that may be used by the Committee in granting Other Stock-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies. The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code. Other Performance Goals may be used to the extent such goals satisfy Section 162(m) of the Code or the Other-Stock Based Award is not intended to satisfy the requirements of Section 162(m) of the Code.

      Other Stock-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

(a) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b) Vesting. Any Award under this Section 7 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(c) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d) Purchase Price. Common Stock issued on a bonus basis under this Section 7 may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

(e) Committee Certification. At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

Section 8.     Term, Amendment and Termination

      This Plan will expire on September 5, 2013, ten years from its adoption by the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

      The Board or the Committee may at any time amend, suspend, or terminate the Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law or specifically provided herein, no amendment, suspension or termination shall be made that is adverse to the rights of a Participant under an Award theretofore granted without such Participant’s consent; provided, further, without the approval of the shareholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code or the rules of any exchange or system on which the Common Stock is listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under this Plan; (iii) decrease the minimum Exercise Price of any Stock Option; (iv) extend the maximum Stock Option period or (v) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant’s consent.

Section 9.     Unfunded Status of Plan

      It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10.     General Provisions

      (a) Awards and Certificates. Shares of Restricted Stock and shares of Common Stock issuable upon the exercise of a Stock Option (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.”

“The securities represented by this certificate are subject to the terms and conditions set forth in a Management Shareholders’ Agreement, dated as of September 5, 2003, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.”

      Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Management Shareholders’ Agreement. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above.

      (b) Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

      (c) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

      (d) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time.

      (e) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

      (f) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

      (g) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

      (h) Compliance with Laws. If any law or any regulation of any governmental body, commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options then the date upon which the Company shall issue or cause to be issued the Plan Shares or the rights associated therewith shall be postponed until full compliance (as determined by the Committee in its sole discretion) has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations (including state “Blue Sky” or other securities laws), it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option has been made, or to qualify any such Plan Shares (or the Company) for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

      (i) Fractional Shares. No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

      (j) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal or foreign law and the rules of any stock exchange upon which the Company’s common shares are listed, quoted or actively traded.

      (k) Information to Participants. The Company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Common Stock pursuant to the Plan while such individual owns such Common Stock. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

      (l) Agreement. As a condition to the grant of any Award, if requested by the Company and the lead underwriter of any IPO (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such IPO or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the

Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

      (m) Management Shareholders’ Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders’ agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders’ agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders’ agreement.

      (n) California Provisions. Notwithstanding anything herein to the contrary, the provisions in the Plan applicable to Awards granted to California Participants shall apply only to the extent necessary to comply with Title 10 of the California Code of Regulations at the time an Award is granted and shall not apply if the Common Stock is an exempt security under Section 25100 of the California Corporations Code.

APPENDIX A

PERFORMANCE CRITERIA

      Performance Goals established for purposes of an Award of Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; or (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

      In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

AMENDMENT NO. 1

UNITED NATIONAL GROUP, LTD.

SHARE INCENTIVE PLAN

      This AMENDMENT No. 1 (the “Amendment”) dated 25 September 2003 amends the terms and conditions of the United National Group, Ltd. Share Incentive Plan dated 5 September 2003 (the “Plan”).

      WHEREAS, by written resolution of the Directors of United National Group, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), dated 15 September 2003, the Plan was unanimously approved by the Directors of the Company; and

      WHEREAS, the Board of Directors of the Company desire to effect the revisions to the Plan set forth herein effective the date hereof.

      NOW, THEREFORE, the Plan is amended as follows:

1. The first sentence of Section 3 of the Plan is amended to read in its entirety as follows:

“The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,500,000 (subject to any increase or decrease pursuant to this Section 3).”

2. The phrase “the laws of the State of Delaware” in Section 8 of the Plan is removed and replaced with the words “applicable law.”

Appendix D

UNITED NATIONAL GROUP, LTD.

CODE OF BUSINESS CONDUCT AND ETHICS

      This Code of Business Conduct and Ethics of United National Group, Ltd. and its subsidiaries (“United National Group”) provides an ethical and legal framework for business practices and conduct to which all United National Group employees, officers, and directors (“you”) must adhere. Because this Code cannot address every issue that may arise, we expect that you will use your common sense, act prudently and with clarity of intention, and seek to avoid even the appearance of improper behavior in your daily interactions with United National Group, your colleagues and United National Group’s customers, other business associates, and governmental and regulatory authorities.

      United National Group will not tolerate or permit retaliation of any kind for good faith reports of ethical violations. Any waiver of the requirements and prohibitions contained in this Code only may be made in accordance with the procedures set forth herein.

1.	Compliance with Laws, Rules and Regulations

      Obeying the law, both in letter and in spirit, is the foundation on which United National Group’s ethical standards are built. You must respect and obey the laws, rules, and regulations of the localities, states, and countries in which we operate, and if a legal requirement ever conflicts with a policy in this Code, you must comply with the legal requirement. While some of the laws, rules, and regulations generally applicable to United National Group with which you should become familiar are set forth below, please understand that the list is neither exhaustive nor exclusive.

Insider Trading Prohibitions of the U.S. Securities Laws

      Employees, officers, and directors who are aware of material, non-public information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. “Material, non-public information” is a legal term also commonly referred to as “inside information.” Material information is any information that a reasonable investor would consider important in deciding whether to buy, sell or hold securities, such as whether the information could reasonably be expected to affect the price of a stock. Examples of certain types of material information are:

•	financial results, forecasts, and other similar information;

•	possible mergers, acquisitions, dispositions, or joint ventures; and

•	information concerning proposed financings, important product developments, management changes, major litigation developments, and major changes in business or strategic direction.

      Information is considered non-public unless it has been adequately disclosed to the public. Examples of effective disclosure include public filings with the Securities and Exchange Commission and the issuance of United National Group press releases.

      You must avoid trading United National Group securities while aware of inside information and must be careful not to make this information available to others who might profit from it. Material inside information should only be disclosed to those who need to know it and should not be discussed in public places. In addition, you must avoid even recommending that someone buy or sell securities of United National Group because of material inside information that you have, even if you do not reveal the specific information. This guidance also applies to trading in securities of other companies, including United National Group’s customers and other business associates, when you obtain material, non-public information about such companies by virtue of your position at United National Group. In addition to the above insider trading prohibitions, you may never trade any options to buy or sell United National Group securities or sell short any of United National Group’s securities under any circumstances.

      If you have a question as to whether certain information is material or if it has been adequately disclosed to the public, you must contact the senior legal counsel of your business unit and abstain from trading in United National Group’s securities or disclosing that information until you have been informed that the information is not material or has been adequately disclosed to the public. Employees of and others associated with the Company’s U.S. Operations should contact the General Counsel of United National Group’s U.S. Operations (the “General Counsel”).

      Employees, officers, and directors are reminded that they are subject to United National Group’s Insider Trading Policy, which provides more specific restrictions and guidance with respect to trading in securities of United National Group. Executive officers and directors are also reminded that they have further restrictions on their ability to trade in United National Group’s securities, as further explained in the memorandum distributed to them entitled, Compliance with the Securities Ownership Reporting and Short-Swing Profit Liability Provisions of Section 16 of the Securities Exchange Act of 1934.

Disclosure Requirements of the U.S. Securities Laws

      As a public company, it is of critical importance that the reports United National Group files with, or submits to, the Securities and Exchange Commission be accurate and complete. United National Group’s senior financial officers and Chief Executive Officer are responsible for ensuring that information disclosed to the public is full, fair, accurate, timely, and understandable. They are ultimately charged with establishing and managing United National Group’s transaction and reporting systems and procedures to ensure that:

•	business transactions are properly authorized and completely and accurately recorded on United National Group’s books and records in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and United National Group’s established financial policy and system of internal controls;

•	the retention or proper disposal of United National Group’s records are in accordance with established financial policies and applicable legal and regulatory requirements; and

•	periodic financial communications and reports are delivered in a timely manner that facilitates clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

      To assist United National Group’s senior financial officers and its Chief Executive Officer in complying with the guidelines above, no person must ever misrepresent facts or falsify records. For example, any use of business expense accounts must be documented and recorded promptly and accurately. If you are unsure whether a certain expense is legitimate, ask your supervisor.

Insurance and Regulatory Laws

      United National Group is subject to the insurance laws of the states and countries in which it operates. In addition, United National Group is subject to other regulatory laws affecting insurance companies, such as laws designed to ensure the privacy of information concerning certain of United National Group’s customers and to prevent money laundering. United National Group expects you to be familiar with those insurance and regulatory laws that affect your work and duties and to seek guidance from your supervisor or from the senior legal counsel of your business unit if you have any questions regarding the applicability or implications of any these laws.

Payments to Government Personnel

      The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates to obtain or retain business. Illegal payments to government officials of any country are strictly prohibited. In addition, the U.S. government has a number of laws and regulations regarding business gratuities that U.S. government personnel may accept. The promise, offer, or delivery to an official or employee of the U.S. government of a gift, favor, or other gratuity in violation of these rules would not only violate United National Group policy, but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules.

Discrimination and Harassment

      We respect cultural diversity and will not tolerate any illegal discrimination or harassment of any kind, including, without limitation, that involving race, color, religion, gender, age, national origin, disability or veteran, or marital status. In addition, employees of our U.S. Operations are reminded of their obligations under the Employee Handbook.

Health and Safety

      United National Group strives to provide a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices. Violence and threatening behavior are not permitted. Employees should report to work in a condition to perform their duties, free from the influence of alcohol or illegal drugs. In addition, employees of our U.S. Operations are reminded of their obligations under the Employee Handbook.

2.	Conflicts of Interest

      A “conflict of interest” exists when a person’s private interest interferes, or even appears to interfere, in any way with the interests of United National Group as a whole. A conflict situation can arise when an employee, officer, or director takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer, or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in United National Group.

      No officer or employee is allowed to work as a consultant or otherwise for any of United National Group’s competitors, customers, or other business associates without the prior approval of the Board of Directors. In addition, no employee or officer of United National Group may directly or indirectly have a financial interest of more than five percent (5%) in any company that is a current or prospective competitor, or significant customer or business associate, of United National Group without the prior approval of the Board of Directors. A conflict of interest occurs when any employee, officer, or director uses his or her position with United National Group, or uses any confidential information learned in connection with that position, to obtain a direct or indirect personal financial gain. In general, the best policy is to avoid any direct or indirect business connection with United National Group’s competitors, customers, or business associates, except on our behalf. Notwithstanding the foregoing, no conflict of interest shall be deemed to exist solely because of any relationship that has been disclosed in United National Group’s public filings with the SEC, including without limitation, any direct or indirect relationship with Fox Paine & Company, LLC, the AMC Group, L.P., and American Manufacturing Corporation.

      Conflicts of interest are prohibited as a matter of United National Group policy, except when approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with the senior legal counsel of your business unit or the Chairperson of the Nominating and Governance Committee of the Board of Directors. If you become aware of a conflict or potential conflict, you should bring it to the attention of the senior legal counsel of your business unit or the Chairperson of the Nominating and Governance Committee.

      No director or executive officer may obtain any loan from, or have any of his or her obligations guaranteed by, United National Group.

3.	Corporate Opportunities

      Employees, officers, and directors owe a duty to United National Group to advance its legitimate interests when the opportunity to do so arises. In that respect, you are prohibited from taking for yourself personally opportunities that are discovered through the use of corporate property, information, or your position with United National Group, unless the Board of Directors knowingly elects not to avail itself of the opportunity and approves your participation in that opportunity. You may not use corporate property, information, or your position for improper personal gain, and employees and officers may not compete with United National Group directly or indirectly without the consent of the Board of Directors.

4.	Protection and Proper Use of United National Group’s Assets

      You should endeavor to protect United National Group’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on our profitability. Any suspected incident of fraud or theft should be immediately reported to the senior legal counsel of your business unit or to the Chairperson of the Nominating and Governance Committee of the Board of Directors for investigation. United National Group equipment, property, and supplies should not be used for non-United National Group business, though incidental personal use may be permitted.

      Your obligation to protect United National Group’s assets includes protecting and maintaining its confidential and proprietary information. Confidential and proprietary information includes all non-public information that might be of use to competitors or harmful to us or our customers if disclosed. Proprietary information includes, but is not limited to, intellectual property such as business, marketing, legal, accounting and actuarial methods, policies, plans, procedures, strategies, and techniques; information concerning earnings; research-and-development projects, plans and results; trade secrets and technical information; cedent and policyholders lists; pricing, credit, and financial information; payroll data and personnel information; and any other data or information that is not known generally by and/or readily accessible to the public. Unauthorized use or distribution of confidential and proprietary information would violate United National Group policy and could also be illegal and result in civil or even criminal penalties. You must maintain and protect the confidentiality of any confidential information of United National Group and its customers and other business associates entrust to you, except when the senior legal counsel of your business unit authorizes disclosure or when disclosure is required by law. In addition, you are reminded of the privacy requirements contained in the Gramm-Leach-Bliley Act. The obligation to preserve any confidential information continues even after your employment ends.

5.	Competition and Fair Dealing; Gifts

      We seek to outperform our competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited.

      You should endeavor to respect the rights of, and deal fairly with, United National Group’s competitors, customers, other business associates, and their employees. No person should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

      The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. You and your family members should never offer, give, provide, or accept any gift or other business courtesy unless it: (1) is not a cash gift; (2) is consistent with customary business practices; (3) is not excessive in value; (4) cannot be construed as a bribe or payoff; and (5) does not violate any laws or regulations. Please discuss with the senior legal counsel of your business unit any gifts or proposed gifts that you are not certain are appropriate.

6.	Violations of this Code of Business Conduct and Ethics

      Employees are encouraged to talk to the senior legal counsel of your business unit or any member of the Nominating and Governance Committee of the Board of Directors about observed illegal or unethical behavior, violations of this Code or whenever in doubt about the best course of action in a particular situation. Officers and directors must talk to any member of the Nominating and Governance Committee about any such concerns of their own. Everyone is expected to cooperate in internal investigations of misconduct. United National Group will not retaliate against you for good faith reports of misconduct or of violations of this Code.

      The Nominating and Governance Committee is ultimately responsible for enforcing this Code as to executive officers and directors, and the senior legal counsel of each business unit is ultimately responsible for enforcing this Code as to all other officers and employees. Violations of this Code may result in disciplinary measures, including counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.

      Employees, officers, and directors must read United National Group’s Reporting Procedures for Accounting and Auditing Matters, which describes United National Group’s procedures for the receipt, retention, and treatment of complaints United National Group receives regarding accounting, internal accounting controls, or auditing matters. Any person may submit a good faith concern regarding questionable accounting or auditing matters to the Audit Committee of the Board of Directors without fear of dismissal or retaliation of any kind.

7.	Waivers of the Code of Business Conduct and Ethics; Approvals and Consents

      Any waiver of this Code for executive officers and directors must be granted by the Board of Directors or a committee thereof and will be promptly disclosed as required by law or applicable listing requirements. Any waiver of this Code for any other employee must be granted by the senior legal counsel of that employee’s business unit.

      Any other approval or consent required under this Code must be obtained in writing, signed by the person granting such approval or consent.

PROXY

UNITED NATIONAL GROUP, LTD.

This Proxy is solicited on behalf of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

     The undersigned, revoking all prior proxies, hereby appoints David R. Bradley and Kevin L. Tate as the undersigned’s proxies, with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned, at the close of business on March 31, 2004, at the Annual General Meeting of Shareholders to be held on Tuesday, May 4, 2004, at 5:00 p.m., local time, at The Westin Casuarina Resort & Spa, Seven Mile Beach, Grand Cayman, Cayman Islands, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

SEE REVERSE SIDE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND EACH OF THE ITEMS INCLUDED IN PROPOSAL 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND EACH OF THE ITEMS INCLUDED IN PROPOSAL 4.

1.	Election of directors of United National Group, Ltd.:

Nominees:

			FOR	AGAINST	ABSTAIN
	Saul A. Fox		☐	☐	☐
	David R. Bradley		☐	☐	☐
	Troy W. Thacker		☐	☐	☐
	W. Dexter Paine, III		☐	☐	☐
	Angelos J. Dassios		☐	☐	☐
	Michael J. McDonough		☐	☐	☐
	Russell C. Ball, III		☐	☐	☐
	John J. Hendrickson		☐	☐	☐
	Edward J. Noonan		☐	☐	☐
	Kenneth J. Singleton		☐	☐	☐

2.	To approve the Share Incentive Plan.

	FOR ☐	AGAINST☐	ABSTAIN☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of United National Group, Ltd. for 2004 and to authorize the board of directors of United National Group, Ltd. acting by its Audit Committee to set the fees for the independent auditor.

	FOR ☐	AGAINST☐	ABSTAIN☐

4.	A.	Wind River Insurance Company (Barbados) Ltd.

		1.	Election of directors of Wind River Insurance Company (Barbados) Ltd.

			Nominees:	FOR all nominees	☐	WITHHOLD AUTHORITY for all nominees	☐
Saul A. Fox
Troy W. Thacker
Angelos J. Dassios
David N. King

☐For all except vote withheld from the following nominee(s):

	2.	To appoint PricewaterhouseCoopers, St. Michael, Barbados, as the independent auditor of Wind River Insurance Company (Barbados) Ltd. for 2004 and to authorize the board of directors of Wind River Insurance Company (Barbados) Ltd. to set the fees for the independent auditor.

		FOR ☐	AGAINST☐	ABSTAIN☐

B.	Wind River Insurance Company (Bermuda), Ltd.

	1.	Election of directors of Wind River Insurance Company (Bermuda), Ltd.

		Nominees:	FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	☐

Saul A. Fox
Troy W. Thacker
Angelos J. Dassios
David R. Bradley
Alan Bossin
Michael J. Tait
Janita Burke Waldron(Alternate Director)
Kaela Keen (Alternate Director)

☐For all except vote withheld from the following nominee(s):

	2.	To appoint PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Insurance Company (Bermuda), Ltd. for 2004.

		FOR ☐	AGAINST☐	ABSTAIN☐

C.	Wind River Services, Ltd.

	1.	Election of directors of Wind River Services, Ltd.

		Nominees:	FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	☐

Saul A. Fox
Troy W. Thacker
Angelos J. Dassios
David R. Bradley
Kevin L. Tate

☐For all except vote withheld from the following nominee(s):

	2.	To appoint PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Services, Ltd. for 2004.

		FOR ☐	AGAINST☐	ABSTAIN☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.

SIGNATURE(S)	DATE